UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Under §240.14a-12

Ranpak Holdings Corp.
(Exact Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 13, 2021

Dear Fellow Stockholders:

2020 was fraught with unprecedented challenges.  At Ranpak, however, we were more fortunate than many.

From the very beginning of the coronavirus pandemic, we took active measures to both protect the health and safety of our employees, as well as maintain our manufacturing operations as a part of the “essential critical infrastructure” under federal guidelines due to our role in the transportation and logistics sector.  We established a COVID-19 Task Force, responsible for tracking employees who became ill or were under quarantine, providing regional updates across our business, sourcing solutions for common challenges, all while maintaining regular communication with our workforce worldwide.  As a result, our level of COVID-related illness among our workforce in 2020 remained thankfully low.

At the same time, while we did see modest declines in our industrial product lines, the dramatic growth in demand for e-commerce activity more than offset them.  And, through it all, our team demonstrated remarkable resilience while meeting the needs of our customers for sustainable packaging solutions.  Ultimately, I am extremely proud of how everyone on the Ranpak team responded to these challenges – and especially of our manufacturing colleagues who continued to come to our facilities and do their jobs, while minding the increasing stringent safety protocols we adopted.  Accordingly, I am happy to report that our business remains strong as we enter 2021.

I am also excited to report that, yesterday, we released our 2020 ESG Impact Report. This is our second ESG report and in it we focus on the progress Ranpak made in 2020, as well as where we have chosen to set concrete targets for the future.  Specifically, in our 2020 ESG Impact Report, we announced the following absolute targets for our future:

•	To reduce our absolute greenhouse gas emissions (Scope 1 and Scope 2) by at least 46% by 2030, which is in line with the global reductions necessary to keep global warming to 1.5°C from pre-industrial levels.

•	To source an aggregate paper supply consisting of at least 75% recycled (i.e., post-industrial & post-consumer waste) pulp by 2030.

•	To source an aggregate paper supply consisting of at least 25% post-consumer waste or alternative pulp by 2030.

•	To sell 100% of our paper products as Forest Stewardship Council, or FSC,-certified, all by 2030.

These targets are ambitious, but we believe achievable and, more importantly, necessary.  I believe they demonstrate our steadfast commitment, as proud global citizens, to delivering a better world in everything we do.

Finally, I want to cordially invite you to attend the 2021 Annual Meeting of Stockholders of Ranpak Holdings Corp. at www.virtualshareholdermeeting.com/PACK2021 on May 26, 2021 at 10:00 a.m. Eastern time. In light of on-going developments related to the COVID-19 pandemic and after careful consideration, we will be holding this year’s meeting virtually, via live webcast.

The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement.

Your vote is important. Please cast your vote as soon as possible over the Internet, by telephone, or by completing and returning your proxy card in the postage-prepaid envelope so that your shares are represented. Your vote will mean that you are represented at the Annual Meeting regardless of whether or not you attend. Returning the proxy does not deprive you of your right to attend the virtual Annual Meeting and to vote your shares then. We will begin mailing the Notice of Internet Availability to our stockholders of record as of March 31, 2021 (the “Record Date”) for the first time on or about April 13, 2021.

Sincerely,

Omar M. Asali

Chairman of the Board of the Directors and

Chief Executive Officer

Ranpak Holdings Corp.

7990 Auburn Road

CONCORD TOWNSHIP, OH 44077

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON May 26, 2021

To the Stockholders of Ranpak Holdings Corp.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Ranpak Holdings Corp., a Delaware corporation (the “Company”), will be a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/PACK2021 on May 26, 2021, at 10:00 a.m. Eastern time for the following purposes:

1.	to elect the three directors named in the Proxy Statement as Class II directors of Ranpak Holdings Corp., each to serve for three years and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal;

2.	to approve an amendment to the Company’s 2019 Omnibus Incentive Plan to increase the number of shares of Class A Common Stock authorized under the Plan;

3.	to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

4.	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders who owned common stock of the Company at the close of business on March 31, 2021 (the “Record Date”) can vote at this meeting or any adjournments that take place.

The Board of Directors recommends that you vote:

1.	FOR the election of the three director nominees named in Proposal No. 1 of the Proxy Statement;

2.	FOR the approval of the amendment to the Company’s 2019 Omnibus Incentive Plan, as described in Proposal No. 2 of the Proxy Statement; and

3.	FOR the ratification of the appointment of Deloitte & Touche LLP, as the independent registered public accounting firm, as described in Proposal No. 3 of the Proxy Statement.

2021 Virtual Annual Stockholder Meeting

After careful consideration, the Board of Directors has determined to hold a virtual annual meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost. We believe this is the right choice for Ranpak at this time, as it enables engagement with our stockholders, regardless of size, resources, or physical location while safeguarding the health of our stockholders, Board and management. We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/PACK2021 at the meeting date and time. The meeting webcast will begin promptly at 10 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m., Eastern Time, and you should allow ample time for the check-in procedures. If you experience technical difficulties during the check-in process or during the meeting please consult the information regarding technical assistance available at www.virtualshareholdermeeting.com/PACK2021 for assistance.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL MEETING ONLINE, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED December 31, 2020, AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE USING ONE OF THE THREE CONVENIENT VOTING METHODS DESCRIBED IN “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS OR NOTICE OF INTERNET AVAILABILITY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

Notice and Access

The Notice of Annual Meeting of Stockholders to be held on May 26, 2021, the accompanying Proxy Statement and the Company’s 2020 Annual Report on Form 10-K are available, free of charge, at proxyvote.com.

The Notice contains instructions on how to access our proxy materials and vote over the internet at www.proxyvote.com and how stockholders can receive a paper copy of our proxy materials, including the accompanying Proxy Statement, a proxy card or voting instruction card and our fiscal year 2020 Annual Report on Form 10-K. Stockholders can also request to receive future proxy materials in printed form by mail or electronically by email by contacting Investor Relations Department at ir@ranpak.com, at 440-354-4445 or at 990 Auburn Road, Concord Township, OH 44077.

By Order of the Board of Directors

David Murgio
Chief Sustainability Officer & Secretary

April 13, 2021

i

Ranpak Holdings Corp.
7990 Auburn Road
CONCORD TOWNSHIP, OH 44077

PROXY STATEMENT

FOR THE 2021 Annual Meeting OF STOCKHOLDERS
May 26, 2021

We have made available our proxy materials because the Board of Directors (the “Board”) of Ranpak Holdings Corp. (referred to herein as the “Company,” “Ranpak,” “we,” “us” or “our”) is soliciting your proxy to vote at our 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 26, 2021, at 10:00 a.m. Eastern time, at www.virtualshareholdermeeting.com/PACK2021.

•	This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.

•	The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Form 10-K”), over the internet in lieu of mailing printed copies. We will begin mailing the Notice of Internet Availability to our stockholders of record as of March 31, 2021 (the “Record Date”) for the first time on or about April 13, 2021. The Notice of Internet Availability will contain instructions on how to access and review the Annual Meeting materials and will also contain instructions on how to request a printed copy of the Annual Meeting materials. Additionally, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the Form 10-K so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. The Form 10-K (and the 2021 proxy statement) are available, free of charge, at proxyvote.com and are also available on our website at ir.ranpak.com.

Information About the Proxy Process and Voting

Why am I receiving these materials?

We have made this Proxy Statement and Proxy Card available to you on the internet or have delivered printed proxy materials to you because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the virtual Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the virtual Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the Proxy Card, or follow the instructions below to submit your proxy on the internet.

This Proxy Statement, the Notice of Internet Availability, the Notice of Annual Meeting and the accompanying Proxy Card were first made available for access by our stockholders on or about April 13, 2021 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

The outstanding voting securities of Ranpak are shares of Class A common stock, $0.001 par value per share (the “Class A common stock”), and Class B common stock, $0.001 par value per share (the “Class B common stock” and, together with the Class A common stock, the “common stock”). There were 69,343,361 shares of Class A common stock and no shares of Class B common stock outstanding as of March 31, 2021. There were also 6,511,293 non-voting shares of Class C common stock as of March 31, 2021. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record as of March 31, 2021, you may vote online during the virtual Annual Meeting. Alternatively, you may vote by proxy by using the accompanying Proxy Card, over the internet. Whether or not you plan to attend online the virtual Annual Meeting, we encourage you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote. In such case, your previously submitted proxy will be disregarded.

•	To vote at the virtual Annual meeting, you will need the 16-digit control number included on your proxy card or voting instruction form. The meeting webcast will begin promptly at 10:00 a.m., Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Eastern time, and you should allow ample time for the check-in procedures. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the phone number displayed on the Virtual Meeting website on the meeting date.

•	To vote using the Proxy Card, simply complete, sign and date the accompanying Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares in accordance with the Proxy Card.

•	To vote by proxy over the internet before the Annual Meeting, follow the instructions as directed on the enclosed proxy card or on the Notice of Internet Availability.

•	To vote by telephone, you may vote by proxy by calling the toll free number found on the enclosed proxy card or on the Notice of Internet Availability.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account.

If you are a beneficial owner as described above, you should have received a Proxy Card and voting instructions with these proxy materials from the brokerage firm, bank, dealer or other similar organization that holds your shares, rather than from us. Simply complete and mail the Proxy Card to ensure that your vote is counted. To vote online at the virtual Annual Meeting, you must obtain a valid proxy from your broker, bank, dealer or other agent and follow the accompanying instructions included with these proxy materials.

We provide internet proxy voting to allow you to vote your shares online before the Annual Meeting, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How do I vote?

•	For Proposal No. 1, you may either vote “For” all of the Class II nominees to the Board or you may “Withhold” your vote for any nominee you specify.

•	For Proposal No. 2, you may either vote “For” or “Against” or abstain from voting.

•	For Proposal No. 3, you may either vote “For” or “Against” or abstain from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

How are votes counted?

Votes will be counted by an officer of the Company, the Inspector of Election appointed for the Annual Meeting, who will separately count:

•	For Proposal No. 1, votes “For,” “Withhold” and broker non-votes.

•	For Proposal No. 2, votes “For” and “Against,” abstentions and broker non-votes. Abstentions and broker non-votes shall not be counted as votes cast.

•	For Proposal No. 3, votes “For” and “Against” and abstentions. Abstentions shall not be counted as votes cast.

What are “broker non-votes”?

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “—Which ballot measures are considered “routine” or “non-routine”?”

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine?”

Proposals No. 1 and 2 are considered “non-routine” under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there will be broker non-votes on Proposals No. 1 and 2.

Proposal No. 3, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, is considered “routine” under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 3.

How many votes are needed to approve the proposal?

With respect to Proposal No. 1, directors are elected by a plurality of the votes cast. This means that the three individuals nominated for election to the Board who receive the most “FOR” votes (among votes properly cast at the Annual Meeting or by proxy) will be elected. Abstentions and broker non-votes will not affect the outcome of the election of directors as they are not counted as votes cast.

With respect to Proposal No. 2, the affirmative vote of the majority of votes cast is required for approval. Abstentions will have the same effect as a vote “AGAINST”.

With respect to Proposal No. 3, the affirmative vote of the majority of votes cast is required for approval. This is a routine proposal and therefore we do not expect any broker non-votes.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I return a Proxy Card but do not make specific choices?

If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted “For” the election of each of the three nominees for director, “For” the amendment to the Company’s 2019 Omnibus Incentive Plan, “For” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares in his or her discretion.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date.

•	You may send a written notice that you are revoking your proxy to our Investor Relations Department, at 440-354-4445, ir@ranpak.com or at 990 Auburn Road, Concord Township, OH 44077.

•	You may attend the virtual Annual Meeting through online presence and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 14, 2021 to David Murgio, Secretary at Ranpak, 3 East 28th Street, 8th Floor, New York, New York 10016. Pursuant to our bylaws, in order for a stockholder to present a proposal at the annual meeting, other than proposals to be included in the proxy statement as described above, or to nominate a director, you must give timely notice thereof in writing to the Secretary, which must be received between December 27, 2021 and January 26, 2022; provided that if the date of that annual meeting is more than 30 days before or after May 26, 2022, notice must be received no earlier than 120 days prior to such annual meeting and no later than the 70th day prior to the annual meeting date or the 10th day following the day on which public announcement of the 2022 annual meeting date is first made by the Company.

You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present online at the virtual Annual Meeting represented by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chair of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present online or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Who can help answer my questions?

 If you have questions about the Proposals or if you need additional copies of the proxy materials you should contact our Investor Relations department at ir@ranpak.com or at 440-354-4445 or at 7990 Auburn Road, Concord Township, OH 44077.

To obtain timely delivery, our stockholders must request the materials on or before May 12, 2021 to facilitate timely delivery.

Who will solicit and pay the cost of soliciting proxies?

Ranpak will pay the cost of soliciting proxies for the general meeting. Ranpak will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of ordinary shares for their expenses in forwarding soliciting materials to beneficial owners of ordinary shares and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, mail, on the Internet or at the Annual Meeting. They will not be paid any additional amounts for soliciting proxies.

Attending the 2021 Annual Meeting

In light of ongoing developments related to coronavirus (COVID-19) and after careful consideration, the Board has determined to hold a virtual annual meeting in order to protect the health and safety of our stockholders, management, directors and our community.

How do I attend the Annual Meeting?

You may attend the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/PACK2021. Stockholders will need the 16-digit control number provided on their proxy card, voting instruction form or notice. We suggest you log in at least 15 minutes before the start of the meeting.

Can I ask questions at the Annual Meeting? Stockholders as of our record date will have an opportunity to submit questions live via the Internet during the meeting.

How to Participate in the Annual Meeting

Online:

1. Visit www.virtualshareholdermeeting.com/PACK2021; and

2. Enter the 16 digit control number included on your Notice Regarding the Availability of Proxy Materials (“Notice”), on your proxy card (if you received a printed copy of the proxy materials), or on the instructions that accompanied your proxy materials.

You may begin to log into the meeting platform beginning at 9:45 a.m. Eastern Time on May 26, 2021. The meeting will begin promptly at 10:00 a.m. Eastern Time.

Without Internet access

Call (877) 328-2502 (toll free) or (412) 317-5419 (international) to listen to the meeting proceedings. You will not be able to vote your shares or submit questions during the meeting.

Proposal No. 1
Election of Directors

The Company’s Board is presently composed of ten members, who are divided into three classes, designated as Class I, Class II and Class III. One class of directors is elected by the stockholders at each annual meeting to serve a three-year term. Class I directors are Michael Gliedman, Steve Kovach and Alicia Tranen; Class II directors are, Thomas Corley, Michael Jones and Robert King; and Class III directors are Omar Asali, Pamela El, Salil Seshadri and Kurt Zumwalt.

Class II directors standing for re-election at the Annual Meeting are Thomas Corley, Michael Jones and Robert King. Class III and Class I directors will stand for election at the 2022 and 2023 annual meetings of stockholders, respectively.

Each of the nominees for election as Class II directors is currently a director. If elected at the Annual Meeting, each of the nominees for election as Class II directors would serve for three years and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. If any nominee is unable or unwilling to be a candidate for election, the Board may appoint another nominee or reduce the size of the Board.

The following table sets forth information for the nominees who are currently standing for election:

Name	Age	Director Since
Thomas F. Corley (1)	58	2017
Michael A. Jones	58	2017
Robert C. King (2)	62	2017

(1)	Chair of the Nominating, Environmental, Social and Governance Committee

(2)	Chair of the Audit Committee and member of Compensation Committee

Set forth below is biographical information for the nominees. The following includes certain information regarding the nominees’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as a director.

Thomas F. Corley, 58, has been a member of our board of directors since July 2017. Mr. Corley served as the Executive Vice President, Chief Global Revenue Officer for Catalina responsible for all worldwide engagements, retailer and manufacturer revenue from October 2017 to January 2020. Mr. Corley previously served as Chief Operating Officer of Acosta, Inc. from January 2016 until December 1, 2016. While at Acosta, Mr. Corley oversaw the Sales and Foodservice divisions, designed operating strategies, developed a differentiated sales organization and cultivated excellent customer relationships. Prior to serving at Acosta, Mr. Corley held several senior roles at Kraft Foods Group over a 32 year tenure. Mr. Corley served as an Executive Vice President and President of Retail Sales and Foodservice from October 2012 through July 2015. Prior to that, Mr. Corley served as Senior Vice President of Sales from June 2009 to October 2012. His additional roles at Kraft included Vice President of Walmart/Customer Development Organization, Area Vice President, East Customer Development Organizations and Area Vice President of South Area Field Sales Organization. Mr. Corley has extensive experience with customer collaboration, new business development, field sales commercialization, acquisition integration and organizational development. Mr. Corley received a Bachelor’s Degree from the University of St. Thomas in Minnesota.

Mr. Corley’s qualifications to serve on our board of directors include his 35 years of industry experience, senior leadership roles at Kraft Foods Group, global and data services experience at Catalina and senior relationships across the CPG/Retail industry. Mr. Corley also serves on the Board of Directors at PRE-Brands and is on the Retail Advisory Board of TRAX USA.

Michael A. Jones, 58, has served as our Vice Chairman and Managing Director, North America since September 2019. Mr. Jones served as Chief Customer Officer of Lowe’s Companies, Inc. from May 2014 through October 2016. In this role, Mr. Jones was responsible for store environment, merchandising, customer experience, marketing, strategy and research for Lowe’s U.S. stores operations. Prior to this role, Mr. Jones served as the Chief Merchandising Officer of Lowe’s Companies Inc. since January 2013. In this capacity, Mr. Jones was responsible for both domestic and global sourcing for the merchandising offering for Lowe’s U.S. stores, and U.S. pricing operations. Mr. Jones served as Head of Business Unit Americas and Executive Vice President at Husqvarna AB from June 2011 to January 2013. In this role, Jones led sales, service and manufacturing operations for Husqvarna’s North and Latin American businesses. Prior to this role, Mr. Jones served as Head of Sales and Service for North and Latin America at Husqvarna

AB since October 2009. Mr. Jones served as the General Manager of Cooking Products within the appliances division of General Electric (“GE”) from June 2007 to October 2009, and from 1994 to 2007, held various leadership positions with GE in Sales, Service, Product Management and international business. He began his career at GE in appliance builder sales, and held roles with increasing responsibility during his time at GE, including Chief Commercial Officer in Europe, Middle East and Africa and for GE Consumer and Industrial. He is currently on the Board of Johnson C. Smith University, and Health Services for Children with Special Needs in Washington, DC. Mr. Jones received a Bachelor’s Degree in business administration from California Coast University in Santa Ana, California.

Mr. Jones’s qualifications to serve on our board of directors include: his strong business and financial acumen, including the ability to read operational financials and balance sheets; his sell-side and buy-side analyst experience including presentations to analyst and investors and business positioning; his substantial experience in strategy development and extensive leadership positions in various companies.

Robert C. King, 62, has been a member of our board of directors since July 2017. Mr. King served as the Chief Executive Officer of CytoSport, Inc. from June 2013 to August 2014. Prior to joining Cytosport, Mr. King served as an Advisor to TSG Consumer Partners from March 2011 to July 2013. Mr. King spent 21 years in the North America Pepsi system from 1989 to 2010. Before joining the North America Pepsi system, Mr. King worked in various sales and marketing positions with E&J Gallo Winery from 1984 to 1989 and with Procter & Gamble from 1980 to 1984. Previously, Mr. King served as an Executive Vice President and President of North America at Pepsi Bottling Group Inc. from November 2008 to 2010, with responsibility for all PBG business in the United States, Canada and Mexico. He served as the President of PBG’s North American business at Bottling Group from December 2006 to November 2008. Mr. King served as the President of North American Field Operations at Pepsi Bottling Group Inc. from October 2005 to December 2006. He served as Senior Vice President and General Manager of Pepsi Bottling Group’s Mid-Atlantic Business Unit from 2002 to 2005. Mr. King joined Pepsi-Cola North America in 1989 as a Business Development Manager. Mr. King served as a General Manager of Pepsi Bottling Group’s Sacramento Market Unit since 1992 and then served as a Vice President of Customer Development in the Mid-Atlantic Business Unit since 1994. Mr. King served as a General Manager of the New Jersey Market Unit at Pepsi Bottling Group from 1996 to 1998 and then served as the North America Vice President of On-Premise Sales since 1998. Mr. King served as Vice President of National Sales and Field Marketing at Pepsi Bottling Group since December 1999. He served as a Senior Vice President of National Sales and Field Marketing at Pepsi Bottling Group since 2001. Mr. King has served as a Director and advisor to CytoSport, Island Oasis Frozen Cocktail Co., Inc. and Neurobrands, LLC, a producer of premium functional beverages, and Exal Corporation. Mr. King has been an Executive Advisory Partner at Wind Point Partners and Chairman of Gehl Foods, a WPP portfolio company since May 2015. Mr. King has served as a Director of Freshpet Inc. and, currently, he serves as Chairman of Arctic Glacier, a Carlyle LLC portfolio company, since August 2017, and as Chairman of WernerCo, a Triton Partner portfolio company, since June 2020. Mr. King received a Bachelor of Arts in English from Fairfield University.

Mr. King’s qualifications to serve on our board of directors include: his corporate leadership and public company experience; and his more than 39 years of substantial expertise in managing businesses and operations in the consumer packaged goods industry, including his 21 years in the North America Pepsi system.

THE BOARD RECOMMENDS A VOTE
FOR THE ELECTION OF EACH OF THE ABOVE-NAMED CLASS II NOMINEES

Proposal No. 2

APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2019 OMNIBUS INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF CLASS A COMMON STOCK AUTHORIZED UNDER THE PLAN

Overview

The Ranpak Holdings Corp. 2019 Omnibus Incentive Plan (the “Plan”) was adopted and approved by our shareholders effective as of May 20, 2019. We originally authorized up to 4,118,055 shares of Class A Common Stock (“Shares”) for issuance under the Plan, and as of the proxy record date, 2,049,371 Shares remained available for future issuance under the Plan. We are asking our shareholders to approve an amendment to the Plan to increase the number of Shares authorized for issuance under the Plan by 9,000,000, for a total of 13,118,055 (such plan, the “Amended Plan”). The proposed 9,000,000 additional Shares, together with the 2,049,371 Shares that remain available for issuance under the Plan before the Plan was amended, represents 14.6% of our Shares outstanding as of the proxy record date, March 31, 2021.

We believe that increasing the number of Shares issuable under the Plan is necessary in order to allow us to continue to align the long-term financial interests of employees, directors or consultants of the Company and its subsidiaries with those of the Company’s shareholders, to attract and retain those individuals by providing compensation opportunities that are competitive with other companies and provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its subsidiaries. As of the filing of this Proxy Statement, the number of persons eligible to participate in the Plan is approximately 652. A copy of the Amended Plan is attached to this Proxy Statement as Exhibit A.

The Company’s board of directors (the “Board”) believes that the Amended Plan is in the best interest of shareholders and supports this proposal for the following reasons:

•	The Company strives to maximize employee and shareholder alignment through the use of equity awards, while minimizing dilution.

•	If the proposed amendments are not approved, the Company will not have sufficient Shares for grant needs and will lose a critical tool for recruiting, retaining and motivating employees. The Company would thus be at a competitive disadvantage in attracting and retaining talent.

•	The terms of the Company’s equity and other annual and long-term incentive compensation awards and employee policies are all designed to protect shareholder interests and encourage employees to focus on the long-term success of the Company.

•	The Plan does not contain an “evergreen” feature pursuant to which the Shares authorized for issuance under the Amended Plan can be increased automatically without shareholder approval.

•	Equity awards under the Amended Plan are generally double-trigger unless the outstanding awards are not assumed or substituted in connection with a Change of Control (as defined in the Amended Plan).

•	Each Award (as defined below) granted pursuant to the Amended Plan (except for Awards granted to non-employee directors) will vest in full over a period of not less than one year following the date of grant; provided that the Committee may grant Awards that are not subject to these minimum vesting requirements with respect to 5% of the maximum aggregate number of shares in the Company’s common stock available for issuance under the Amended Plan.

•	The Committee may not directly or indirectly, through cancellation or regrant or any other method, reduce, or have the effect of reducing, the exercise or hurdle price of any Award established at the time of grant without approval of our shareholders.

As a shareholder of the Company, you are invited to vote with respect to the Amended Plan through the following resolution:

Resolved that the shareholders approve the amendment to the Plan to increase to the maximum number of Shares subject to Awards which may be issued pursuant to such plan by 9,000,000 Shares (the “Incentive Plan Proposal”).

The Board recommends that the shareholders vote “FOR” Proposal No. 2.

The following is a summary of the Amended Plan which is qualified in its entirety by the full text of the Amended Plan, a copy of which is included as Exhibit A to this Proxy Statement. The capitalized terms not otherwise defined in this summary have the meaning assigned to them in the Amended Plan.

Historical Annual Common Share Usage

As of December 31, 2020 there were zero Shares subject to outstanding options (0% of Shares outstanding) and 1,300,565 Shares subject to outstanding unit awards (1.8% of Shares outstanding) under all plans, as well as 2,516,216 Shares available for future grant (3.5% of Shares outstanding). In total, the Company had 3,816,781 Shares subject to outstanding equity awards or available for future equity awards under the Plan, which represented approximately 5.3% of the total weighted-average number of Shares outstanding (or “Overhang Percentage”). The 9,000,000 new Shares proposed to be included in the Amended Plan share reserve would increase the Overhang Percentage by an additional 12.4% to approximately 17.7% (as of December 31, 2020).

The Company’s gross burn rate for the last fiscal year was 2.2% and the inception to date burn rate is 4.5%. Burn rate does not take into account equity awards that have been cancelled or forfeited. Burn rate with respect to each year is calculated by dividing the total number of Shares subject to stock options and full value awards (such as restricted stock units) granted during the year (assuming achievement of the maximum performance levels for outstanding performance awards) by the total weighted-average number of Shares outstanding during the period. The Company’s burn rates set forth in this paragraph do not take into account the long-term incentive performance restricted stock unit awards since the grant date for those awards will not occur unless and until the amendment contemplated by this Proposal No. 2 is approved.

Summary of Plan Terms

Shares Subject to the Plan

Subject to adjustment (as described in the section titled “Types of Awards – Adjustments” below), the number of Shares that will be reserved for awards under the Amended Plan is 13,118,055 (inclusive of outstanding awards). If an award expires or is canceled or forfeited, or is otherwise settled without the issuance of Shares, the Shares covered by the award will again be available for issuance under the Amended Plan. In addition, any Shares withheld in respect of taxes paid or payable with respect to any Award other than an option or stock appreciation right (“SAR”) shall again be available for issuance under the Amended Plan. The following will not again become available for issuance under the Amended Plan: (i) any Shares withheld in respect of taxes paid or payable in respect of any option or SAR; (ii) any Shares tendered or withheld to pay the exercise price of options; (iii) any Shares underlying a SAR that are not issued upon settlement of such SAR; and (iv) any Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options. Shares underlying substitute awards (i.e., awards granted as replacements for awards granted by a company that we acquire or with which we combine) will not reduce the number of shares available for issuance under the Amended Plan.

Subject to adjustment, as described in the section titled “Types of Awards – Adjustments,” in any calendar year, no Participant who is a non-employee director of the Company shall be granted awards, in either equity, cash or other compensation, with an aggregate fair market value as of the grant date or payment date, as applicable, in excess of $500,000.

Administration

The Amended Plan is administered by the Compensation Committee, or such other committee as designated by the Company’s Board (any such committee, the “Committee”).

The Committee has authority under the Amended Plan to:

•	designate participants;

•	determine the types of Awards to grant, the number of Shares to be covered by Awards, the terms and conditions of Awards, whether Awards may be settled or exercised in cash, Shares, other awards, other property or net settlement, the circumstances under which awards may be canceled, repurchased, forfeited or suspended, and whether awards may be deferred automatically, or at the election of the holder or the Committee;

•	amend the terms of any outstanding Awards;

•	correct any defect, supply any omission or reconcile any inconsistency in the Amended Plan or any award agreement, in the manner and to the extent it shall deem desirable to carry the Amended Plan into effect;

•	interpret and administer the Amended Plan and any instrument or agreement relating to, or award made under, the Amended Plan; and

•	make any other determination and take any other action that it deems necessary or desirable to administer the Amended Plan, in each case, as it deems appropriate for the proper administration of the Plan and compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

The Committee may delegate the authority to grant Awards under the Amended Plan, to the extent permitted by applicable law, to (i) one or more officers of the Company (except that such delegation will not be applicable to any Award for a person then covered by Section 16 of the Securities Exchange Act of 1934) and (ii) one or more members of the Committee.

As of the date of this Proxy Statement, we expect that approximately 645 employees and 7 non-employee directors will be eligible to receive Awards under the Amended Plan. The basis for participation in the Amended Plan is the Committee’s decision, in its sole discretion, that an Award to an eligible participant will further the Amended Plan’s purposes. In exercising its discretion, the Committee will consider the recommendations of management and the purposes of the Amended Plan, which are to continue to align the long-term financial interests of employees, directors and consultants of the Company and its subsidiaries with those of the Company’s shareholders, to attract and retain those individuals by providing compensation opportunities that are competitive with other companies and provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its subsidiaries. In recent years, all eligible directors received Awards under the Amended Plan (unless such compensation was waived) and, in June 2019, we made one broad-based equity grant to all full-time employees.

Types of Awards

The Plan provides for grants of stock options (both nonqualified and incentive stock options), SARs, restricted stock, restricted stock units, performance awards and other cash-based and stock-based awards (collectively, the “Awards”). Any Award may be granted alone or in tandem with other Awards, and may be granted in addition to, or in substitution for, other types of Awards.

Options. An option is a contractual right to purchase shares at a future date at a specified exercise price. The per share exercise price of an option will be determined by the Committee and may not be less than the fair market value of a share of the Company’s common stock on the grant date. The Committee will determine the date after which each option may be exercised, the method and form by which each option is to be exercised, and the expiration date of each option, provided that no option will be exercisable before the first anniversary of and more than ten years after the grant date. Options intended to be incentive stock options under Section 422 of the Code may not be granted to any person who is not an employee of us or any parent or subsidiary, as defined in Section 424 of the Code. There have not yet been any options granted under the Plan, and so there are no options outstanding under the Plan.

SARs. A SAR entitles the holder, upon exercise, to receive an amount of common stock, cash or a combination thereof (as determined by the Committee) determined by reference to appreciation, from and after the grant date, in the fair market value of a share of common stock over the exercise price established by the Committee. SARs may not be granted with an exercise price which is less than the fair market value of the common stock on the grant date and may not be repriced without stockholder approval. Each SAR shall be exercisable at such times and subject to such terms and conditions as determined by the Committee, but may not be granted for a term in excess of ten years.

Restricted Stock. Restricted stock represents on Award of Shares that is subject to restrictions on transferability and subject to forfeiture on terms set by the Committee.

Restricted Stock Units. Restricted stock units represent the right to receive Shares (or an equivalent value in cash or other property, as determined by the Committee) at a designated time in the future.

Performance Awards . Performance Awards, which may be provided in the form of options, SARS, restricted stock, RSUs or other Awards and may be denominated in cash or shares, will be earned on the satisfaction of performance goals specified by the Committee.

Other Stock-Based Awards. The Committee is authorized to grant other cash-based and stock-based Awards that are payable in cash or the Company’s common stock.

Performance Goals

The Committee may establish objectively determinable performance goals for a performance-based award based on one or more business criteria and other measures of performance. The business criteria may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, business segment or business unit of the Company, and may be based upon relative or comparative performance. Any of the following performance measures may be used by the Committee in respect of performance-based awards: (i) revenue measures; (ii) income measures; (iii) earnings measures; (iv) cash flow measures; (v) return measures; (vi) share measures; (vii) balance sheet/risk management measures; (viii) strategic measures and (ix) any other measures as determined by the Committee.

Dividends and Dividends Equivalents

The Committee may provide that Awards shall earn dividends or dividend equivalents, as applicable, subject to such terms, conditions, restrictions and limitations as the Committee may establish. Options and SARs will not be eligible for dividends or dividend equivalents.

Minimum Vesting Requirements

Each Award granted pursuant to the Amended Plan (except for Awards granted to non-employee directors) will vest in full over a period of not less than one year following the date of grant. However, the Committee may, in its sole discretion, accelerate the vesting of an Award or otherwise lapse or waive this requirement upon certain qualifying terminations of service or a change in control. In addition, the Committee may grant Awards that are not subject to these minimum vesting requirements with respect to 5% of the maximum aggregate number of shares in the Company’s common stock available for issuance under the Amended Plan (as may be adjusted in accordance with the terms of the Amended Plan).

Adjustments

In the event the Committee determines that, as a result of any dividend or other distribution (other than an ordinary dividend or distribution), merger, reorganization, consolidation, separation, rights offering, recapitalization, stock split, split-up, spin-off, combination, repurchase or exchange of shares of the Company’s common stock or other securities of the Company, or other corporate transaction or event or change in corporate structure affecting the Company’s common stock, including any equity restructuring within the meaning of applicable accounting standards, an adjustment is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Amended Plan, the Committee will adjust equitably any or all of: (i) the number and type of shares or other securities that thereafter may be made the subject of Awards, including the aggregate limits under the Amended Plan; (ii) the number and type of shares or other securities subject to outstanding Awards; (iii) the grant, purchase, exercise or hurdle price for any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award and (iv) the terms and conditions of any outstanding Award (including, without limitation, any applicable performance targets or criteria with respect thereto).

Change in Control

In the event of a change in control, Awards will be treated as follows except as otherwise determined by the Committee or provided in the applicable award documentation:

•	for Awards that have been assumed or substituted by a successor company on substantially the same terms and conditions, if the participant’s employment with the Company or the successor company is terminated without “cause” within 24 months of the change in control, the awards will become fully vested and, if applicable, exercisable as of the termination date; and

•	for Awards that have not been assumed or substituted by the successor company on substantially the same terms and conditions, the Awards will become fully vested and, if applicable, exercisable as of the date of the change in control.

Additionally, under the terms of the Amended Plan, to the extent not inconsistent with the provisions of the applicable Award Agreement, the Committee, in its sole discretion, either by the terms of the Award or by action taken prior to the occurrence of such change in control, may take additional actions, including but not limited to:

•	terminating or canceling any outstanding Award in exchange for a cash payment, if any;

•	providing that any Award shall be accelerated and become exercisable, payable and/or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Amended Plan or the applicable award agreement; and

•	canceling any unvested Award for no consideration.

Amendment and Termination

The Board may amend, alter, suspend, discontinue or terminate the Amended Plan, subject to approval of the Company’s shareholders if required by the rules of the stock exchange on which the Company’s shares are principally traded. The Committee may amend any outstanding Award. However, no such Board or Committee action that would materially adversely affect the rights of a holder of an outstanding Award may be taken without the holder’s consent, except to the extent that such action is taken to cause the Amended Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

Prohibition on Repricing

Subject to the adjustment provision described above, the Committee may not directly or indirectly, through cancellation or regrant or any other method, reduce, or have the effect of reducing, the exercise or hurdle price of any Award established at the time of grant without approval of our shareholders.

U.S. Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally arise with respect to Awards, based on the federal tax laws in effect as of the date of this Proxy Statement. This summary is not intended to constitute (and is not) tax advice, and assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to tax laws could alter the consequences described below, and participants are urged to consult their tax advisors regarding their specific circumstances.

Incentive Stock Options

A participant will not have income upon an ISO’s grant. Also, except as described below, a participant will not have income upon an ISO’s exercise if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the exercise. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonqualified Stock Options.” An ISO’s exercise may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an ISO at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option’s grant and more than one year after its exercise, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income (and the Company may be entitled to a federal income tax deduction with respect to such income) and a portion may be capital gain. This capital gain will be long term if the participant has held the stock for more than one year and otherwise will be short term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long term if the participant held the stock for more than one year and otherwise will be short term.

Nonqualified Stock Options

A participant will not have income upon a nonqualified stock option’s grant. A participant will have compensation income upon a nonqualified stock option’s exercise equal to the value of the stock on the exercise date less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the exercise date. This capital gain or loss will be long term if the participant has held the stock for more than one year and otherwise will be short term. The Company generally will be entitled to a federal income tax deduction with respect to the participant’s compensation income.

Stock Appreciation Rights

A participant will not have income upon a SAR’s grant. A participant will have income upon the SAR’s exercise equal to the value of cash and/or the fair market value (measured on the exercise date) of the shares received by the participant. This amount will be subject to income tax withholding. The Company generally will be entitled to a federal income tax deduction with respect to the participant’s compensation income.

Restricted Stock

Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock Award is granted, provided that the Award is nontransferable or is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time. If the participant files an election under Section 83(b) of the Code within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time. Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the election under Section 83(b).

Restricted Stock Units

A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock unit Award is granted. Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a stock unit Award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time.

New Plan Benefits Table

Grants of Awards under the Amended Plan, if any, will generally be subject to the Committee’s discretion, and therefore, in general, we cannot determine the number or type of Awards that will be granted to any participant under the Amended Plan. However, on March 3, 2020, the Board approved the grant of a special long-term incentive performance restricted stock unit award (“LTIP PRSUs”) to certain executive officers and key employees of the Company, subject to shareholder approval of the Amended Plan. The LTIP PRSUs are generally eligible to be earned and vest based on the Company’s performance against pre-established performance metrics during the Company’s 2023, 2024 and 2025 fiscal years.

One-third of the LTIP PRSUs are eligible to vest on each of January 1, 2024, January 1, 2025 and January 1, 2026 based on the achievement of performance goals during the one-year period immediately preceding the vesting date (each such one-year period, a “Measurement Period”), subject to continued employment on each such vesting date. The number of PRSUs earned and eligible to vest in respect of each such Measurement Period will be equal to one-third of the target number of PRSUs multiplied by a percentage that corresponds to the level of achievement of our Adjusted EBITDA goals. The LTIP PRSUs will vest in an amount between 0% and 300% of the target number of PRSUs. For each Measurement Period, PRSUs will vest at target upon the achievement of $135 million in Adjusted EBITDA and will vest at the maximum level upon the achievement of $150 million in Adjusted EBITDA.

Name and Position	New Benefits Plan Name
	Dollar Value ($) (1)	Number of Units (2)
Omar Asali, Chief Executive Officer and Chairman	19,257,600	960,000
Michael Jones, Vice Chairman & MD – North America	4,814,400	240,000
Eric Laurensse, Managing Director, Europe	2,808,400	140,000
Executive Group	31,413,960	1,566,000
Non-Executive Director Group	1,604,800	80,000
Non-Executive Officer Employee Group	11,618,090	579,167

(1)	The dollar value is based on the Company’s closing stock price of $20.06 on the proxy record date of March 31, 2021.

(2)	The number of units listed in this column is the target number of LTIP PRSUs that have been approved. To the extent earned, each LTIP PRSU will be settled into one share. The actual number of LTIP PRSUs may be lower or higher based on achievement of the applicable performance criteria.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE INCENTIVE PLAN PROPOSAL.

Proposal No. 3
Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee of our Board has engaged Deloitte & Touche LLP (“Deloitte”), as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (“fiscal year 2021”), and is seeking ratification of such selection by our stockholders at the Annual Meeting. A representative of Deloitte is not expected to be present at the Annual Meeting and thus will not make a statement or be available to respond to questions.

Neither our bylaws nor other governing documents or applicable law require stockholder ratification of the selection of Deloitte as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Change in Independent Registered Public Accounting Firm

As previously disclosed, on June 5, 2019, the Audit Committee of the Board approved the dismissal of WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm, effective as of June 6, 2019, in connection with the closing of the business combination whereby we acquired all of the issued and outstanding shares of common stock of Rack Holdings, Inc., a Delaware corporation, pursuant to the terms of the stock purchase agreement dated, as of December 12, 2018, by and among the Company, Rack Holdings, Inc. and Rack Holdings, L.P. (the “Business Combination”). The reports of Withum on the Company’s financial statements for the year ended December 31, 2018 and the period from July 13, 2017 (inception) to December 31, 2017 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except for an explanatory paragraph relating to a substantial doubt regarding the Company’s ability to continue as a going concern if the Company did not complete a business combination by January 22, 2020.

During the fiscal year ended December 31, 2018 and for and the subsequent interim period through June 4, 2019, (i) there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Withum, would have caused Withum to make reference to the subject matter of the disagreement in its reports and (ii) there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided Withum with a copy of the disclosures set forth above and requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of Withum’s letter, dated June 6, 2019, is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 6, 2019.

On June 6, 2019, the Company engaged Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The decision to engage Deloitte as the Company’s independent registered public accounting firm was approved by the Audit Committee.

During the Company’s fiscal year ended December 31, 2018 and for the subsequent interim period through June 4, 2019, neither the Company nor anyone on its behalf consulted with Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

A representative of Deloitte is not expected to be present at the Annual Meeting and thus will not make a statement or be available to respond to questions.

Principal Accountant Fees and Services

The following table provides information regarding the fees incurred to Deloitte during the fiscal year ended December 31, 2020 (“fiscal year 2020”) and Deloitte and Withum during the fiscal year ended December 31, 2019 (“fiscal year 2019”). The Audit Committee approved all of the fees described below.

	Fiscal Year Ended
	December 31, 2020	December 31, 2019
Audit Fees (1)	$1,076,242	$1,215,268
Tax Fees (2)	251,483	249,949
Audit-Related Fees (3)	89,145	117,259
All Other Fees (4)	279	—
Total Fees	$1,417,179	$1,582,476

(1)	Audit fees for fiscal year 2020 and 2019 consist of fees billed for professional services rendered for the audit of our year-end consolidated financial statements, and review of the financial statements included in the Company’s Form 10-Q filings and services that are normally provided by Deloitte in connection with regulatory filings.

(2)	Fees for professional services performed with respect to tax compliance, tax advice and tax planning.

(3)	Fees for performance of the audit or review of Company’s financial statements.

(4)	Fees related to consultation on the Company’s human resources functions in The Netherlands.

Pre-Approval Policies and Procedures

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, the audit committee shall review and, in its sole discretion, pre-approve all audit and permitted non-audit services to be provided by the independent auditors as provided under the Audit Committee charter. This policy is set forth in the charter of the Audit Committee, available at ir.ranpak.com.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Corporate Governance and ESG Matters

Board Composition

Our business and affairs are managed under the direction of our Board. Our Board is currently composed of ten directors. The number of directors is fixed by our Board, subject to the terms of our certificate of incorporation and our bylaws.

Our certificate of incorporation and our bylaws provide for a classified Board consisting of three classes of directors, each serving staggered three-year terms as follows:

(1) Our Class I directors are Messrs. Gliedman, Kovach and Ms. Tranen, with terms expiring at the 2023 annual meeting.

(2) Our Class II directors are Messrs. Corley, Jones and King, and they are nominated for re-election at the Annual Meeting.

(3) Our Class III directors are Ms. El and Messrs. Asali, Seshadri and Zumwalt, with terms expiring at the 2022 annual meeting.

At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. Except as otherwise provided by law and subject to the rights of any class or series of preferred stock, vacancies on our Board (including a vacancy created by an increase in the size of the Board) may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (other than a vacancy created by an increase in the size of the Board) serves for the unexpired term of such director’s predecessor in office and until such director’s successor is elected and qualified. A director appointed to fill a position resulting from an increase in the size of the Board serves until the next annual meeting of stockholders at which the class of directors to which such director is assigned by the Board is to be elected by stockholders and until such director’s successor is elected and qualified. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Number and Terms of Office of Officers and Directors

Our officers are appointed by the Board and serve at the discretion of the board of directors, rather than for specific terms of office. Our Board is authorized to appoint persons to the offices set forth in our certificate of incorporation and our bylaws as it deems appropriate. Our certificate of incorporation and our bylaws provide that our officers may consist of a chief executive officer, a president, a chief financial officer, one or more vice presidents, a secretary, a treasurer and such other offices as may be determined by the Board. In addition, two of our anchor investors each have the right to designate one observer to our Board.

Independence of the Board of Directors

Our Board is currently composed of ten directors, six of whom qualify as independent within the meaning of the independent director guidelines of the NYSE. Messrs. Corley, King, Seshadri and Zumwalt and Mses. El and Tranen are “independent directors” as defined in the rules of the NYSE and applicable SEC rules and regulations.

The rules of the NYSE require that a majority of our Board be independent. An “independent director” is defined generally as a person who, in the opinion of the company’s board of directors, has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company).

Consistent with our Corporate Governance Guidelines and Charter of our Nominating, Environmental, Social and Governance Committee, our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships and as a result of this review, and upon recommendation of the Nominating, Environmental, Social and Governance Committee, our Board of Directors determined that each of Messrs. Corley, King, Seshadri and Zumwalt and Mses. El and Tranen are independent.

Board Leadership Structure

Mr. Asali serves as both our Chief Executive Officer and the Chairman of the Board of Directors. In the ordinary course, the Board of Directors meets in executive session amongst non-management directors, which are presided over by an independent director, at each regularly scheduled quarterly Board meeting. Additionally, the Board of Directors meets in executive session at non-regularly scheduled Board meetings at the discretion of the non-management directors. We also have fully independent Audit, Nominating, Environmental, Social and Governance, and Compensation committees along with governance practices that promote independent leadership and oversight.

The Board of Directors believes that the foregoing structure achieves an appropriate balance between the effective development of key strategic and operational objectives and independent oversight of management’s execution of such objectives. Additionally, the Board of Directors will continue to periodically review its leadership structure.

Our Corporate Governance Guidelines are available on our website at ir.ranpak.com, neither of which are incorporated in this proxy statement.

Board Diversity and Attributes

Our Board believes diversity is important and seeks representation across a range of attributes, including gender, race, ethnicity, and professional experience, and regularly assesses our Board’s diversity when identifying and evaluating director candidates. As of December 31, 2020, our Board of Directors consisted of the following:

* based on characteristics self-identified by directors

Committees of the Board of Directors

Our Board has three fully independent standing committees: the Audit Committee, the Compensation Committee and the Nominating, Environmental, Social and Governance Committee. Each of the committees reports to the Board as they deem appropriate and as the Board may request. The charter of each of these committees is available on our website at ir.ranpak.com, neither of which is incorporated into this proxy statement.

Audit Committee

Our Audit Committee is currently composed of Messrs. King and Zumwalt and Ms. Tranen, with Mr. King serving as the chair of the committee. Our Board has determined that each member of the Audit Committee meet the independence requirements under the applicable rules and regulations of the SEC and the applicable listing standards of the NYSE and all members of the Audit Committee meet the financial literacy requirements under the applicable rules and regulations of the SEC and the applicable listing standards of the NYSE. Our Board has determined that all members qualify as “Audit Committee financial experts” as defined under SEC rules.

Our Audit Committee oversees our corporate accounting and financial reporting process. The Audit Committee charter details the principal responsibilities of the Audit Committee, including:

•	meeting with our independent registered public accounting firm regarding, among other issues, audits, and adequacy of our accounting and control systems;

•	monitoring the independence of the independent registered public accounting firm;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	inquiring and discussing with management the Company’s compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by the Company’s independent registered public accounting firm, including the fees and terms of the services to be performed;

•	appointing or replacing the independent registered public accounting firm;

•	determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or reports which raise material issues regarding the Company’s financial statements or accounting policies; and

•	reviewing and approving all payments made to the Company’s existing stockholders, executive officers or directors and their respective affiliates. Any payments made to members of the audit committee will be reviewed and approved by the board of directors, with the interested director or directors abstaining from such review and approval.

Compensation Committee

Our Compensation Committee is composed of Messrs. Seshadri and King and Ms. Tranen, with Mr. Seshadri serving as the chair of the committee. Our Board has determined that each of Messrs. Seshadri and King and Ms. Tranen qualify as independent under the applicable rules of the NYSE, and each are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act.

The Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee charter details the principal functions of the Compensation Committee, including:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating the chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of the chief executive officer based on such evaluation;

•	reviewing and approving the compensation of all of our other Section 16 executive officers;

•	reviewing the Company’s executive compensation policies and plans;

•	implementing and administering the Company’s incentive compensation equity-based remuneration plans;

•	assisting management in complying with the Company’s proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•	producing a report on executive compensation to be included in the Company’s annual proxy statement to the extent required; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC. The Compensation Committee may delegate to one or more officers of the Company the authority to make grants and awards or options to any non-Section 16 officer of the Company under such of the Company’s incentive-compensation or other equity-based plans as the Committee deems appropriate and in accordance with the terms of such plans.

Nominating, Environmental, Social and Governance Committee

Our Nominating, Environmental, Social and Governance Committee is currently composed of Messrs. Corley and Seshadri and Zumwalt and Ms. El. Each of Messrs. Corley, Seshadri and Zumwalt and Ms. El is an independent director under the applicable rules of the NYSE relating to Nominating, Environmental, Social and Governance Committee independence.

The Nominating, Environmental, Social and Governance Committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the Board. In addition, the Nominating, Environmental, Social and Governance Committee is primarily responsible for assisting the board in:

•	identifying, screening and reviewing individuals qualified to serve as directors, including nominees recommended by stockholders, and recommending to the Board candidates for nomination for election at the annual general meeting of stockholders or to fill vacancies on the Board;

•	developing, recommending to the board of directors and overseeing implementation of the Company’s corporate governance guidelines;

•	coordinating and overseeing the annual self-evaluation of the Board, its committees, individual directors and management in the governance of the Company;

•	reviewing, assessing and overseeing the Company’s ESG-related initiatives, including programs, policies, strategy and performance, as well as related risks, communications and disclosures; and

•	reviewing on a regular basis the Company’s overall corporate governance and recommending improvements as and when necessary.

Compensation Committee Interlocks and Insider Participation

The following directors served on our Compensation Committee in 2020: Messrs King and Seshadri and Ms. Tranen. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or Compensation Committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees that complies with the rules and requirements of the NYSE. The Code of Ethics is available on our website (ir.ranpak.com) (not hereby incorporated by reference). In addition, a copy of the Code of Ethics will be provided without charge upon request from us. The Company intends to disclose any amendments to or waivers of certain provisions of the Code of Ethics in a Current Report on Form 8-K.

Hedging and Pledging Policy

Our Insider Trading Policy covers hedging and pledging. Employees and directors are prohibited from engaging in any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of the Company’s equity securities. However, holding and exercising employee stock options, RSUs, PRSU or other equity-based awards granted under our equity compensation plans is not prohibited. We prohibit employees and directors from pledging Company securities in any circumstance, including by purchasing Company securities on margin or holding Company securities in a margin account.

Meetings of the Board, Board and Committee Member Attendance and Annual Meeting Attendance

Our Board met four times during fiscal year 2020. The Audit Committee met 23 times, the Compensation Committee met six times and the Nominating and Corporate Governance Committee met four times. During fiscal year 2020, each Board member attended at least 75% of the meetings of the Board and of the committees of the Board on which he served. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory. Eight out of the nine directors then in service attended the 2020 annual stockholders meeting.

Stockholder Communications with the Board

Should stockholders or other interested parties wish to communicate with the Board, non-management directors as a group or any specified individual directors, including with respect to recommendations for director nominees, such correspondence should be sent to the attention of David Murgio, Secretary at Ranpak, 3 East 28th Street, 8th Floor, New York, New York 10016. The Secretary will forward correspondence relating to a director’s duties or responsibilities to the specified recipient. Correspondence that is unrelated to a director’s duties and responsibilities may be discarded or otherwise addressed by the Secretary.

Director Nomination Considerations

In making recommendations to the Company’s Board of nominees to serve as directors, the Nominating, Environmental, Social and Governance Committee will examine each director nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate, including enhanced independence, financial literacy and financial expertise. In evaluating Director nominees, the Board with assistance of the Nominating, Environmental, Social and Governance Committee, evaluates a nominee’s qualities, performance and professional responsibilities, but also the then composition of the Board and the challenges and needs of the Board at that time. Moreover, the Nomination and Corporate Governance Committee also determines as necessary whether it may be appropriate to add or remove individuals from the Board after considering issues of judgment, diversity (including gender or ethnic diversity), age, skills, background and experience.

Presiding Director

The non-management directors may select an independent director to serve as presiding director for each executive session of the Board. Interested parties can communicate with the non-management directors as a group by contacting David Murgio, Secretary, at 3 East 28th Street, 8th Floor, New York, New York 10016.

Role of the Board in Risk Oversight

The Board oversees our risk management. The Board of Directors, directly and through audit committees carries out this oversight role by reviewing the Company’s policies and practices with respect to risk assessment and risk management, and by discussing with management the risks inherent in the operation of our business.

Environmental, Social and Governance

Environmental, Social and Governance (“ESG”) practices are critical to Ranpak’s strategy, business, culture and purpose. In conducting our business we strive to give back to the communities in which we work and minimize our environmental impact. To highlight this commitment, in April 2021 we published our ESG Impact Report for 2020, Deliver a Better World (“2020 ESG Report”). For more information on this report please visit our website ranpak.com/sustainability, the contents, including the 2020 ESG Report, neither of which are incorporated by reference.

Board Oversight of Material Environmental and Social Risk

Ranpak takes into account considerations that affect all of our key stakeholders, including our stockholders, customers, employees, communities, regulators and suppliers. In recognition of this, in March 2021, the Company affirmatively expanded the purpose and responsibilities of the then Nominating and Corporate Governance Committee of the Board to oversee, review and assess Ranpak’s corporate social responsibility program and ESG initiatives and accordingly, changed the name of such Committee to the Nominating, Environmental, Social and Governance Committee. The Nominating, Environmental, Social and Governance Committee reviews our ESG reporting, including our 2021 ESG Report and received regular briefings from our Chief Sustainability Officer. The committee continues to report to our full Board which has ultimate responsibility to oversee material ESG risks and opportunities.

Human Capital Resources and Workforce Diversity

We strive to create an atmosphere of acceptance and respect for all our team members, and we work to facilitate an environment that encourages open communication and collaboration across our organization, and that helps all our employees attain their professional and educational goals. To this end, we have established departmental budgets set aside for training and provide a tuition reimbursement program for employees seeking bachelors or masters degrees.

We are proud to count men and women of all races and ethnicities as members of our Board of Directors, management team, and employee workforce. In 2020, we joined the The Challenge as a Charter Pledge Partner. The Board Challenge is an initiative to improve diverse representation in corporate U.S. boardrooms. As a Charter Pledge Partner, we acknowledge that we already have diversity in our boardroom and pledge to use our resources to accelerate change within other companies. We are a global organization that values life experiences, ideas, and cultures that each of our employees bring to Ranpak, striving to create an atmosphere of acceptance and respect, facilitating an encouraging environment, and helping employees attain professional and educational goals. We strive to maintain an active dialogue with our employees and provide employees a comprehensive benefits package including competitive wages, medical, life, and accident insurance, incentive bonus programs, and a 401(k) plan with an employer matching contribution. We have departmental budgets set aside for training and also provide a tuition reimbursement program for employees seeking bachelors or masters degrees. Certain employees are also eligible for stock-based compensation programs that are designed to encourage long-term performance aligned with Company objectives.

Certain Relationships and Related Person Transactions

We describe below transactions and series of similar transactions, during our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers or holders of more than 5% of our common stock (“significant stockholders”), or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting this criteria to which we have been or will be a party other than compensation arrangements, which are described where required under “Executive Compensation” and “Director Compensation.”

Trent Meyerhoefer, a former executive officer, entered into a separation agreement with Ranpak in 2020 in connection with his termination of service with the Company that provided, among other things, that the Company would continue to pay him a continuation of his base salary for 12 months and a prorated annual bonus for 2020 based on actual performance. See “Executive Compensation” for more details.

Shared Services Agreement

On June 3, 2019, upon the closing of the Business Combination, we entered into a shared services agreement (the “Shared Services Agreement”) with one of our significant stockholders, One Madison Group LLC (the “Sponsor”), pursuant to which the Sponsor may provide or cause to be provided to certain services to us. The Shared Services Agreement provides for a broad array of potential services, including administrative and “back office” or corporate-type services and requires us to indemnify the Sponsor in connection with the services provided by the Sponsor to us. Total fees paid by us under the Shared Services Agreement amounted to approximately $0.5 million in 2020.

Registration Rights Agreement

As a result of the Business Combination and entered simultaneously with the Shared Service Agreement, we are a party to a registration rights agreement with certain security holders, including Omar Asali (our Chairman and Chief Executive Officer), Bharani Bobba (our Chief Financial Officer until June 3, 2019), William Drew (our Chief Financial Officer since May 15, 2020), Thomas Corley, Michael Jones, Robert King and Salil Seshadri (our directors), and the Sponsor, JS Capital LLC, Soros Capital L.P., BSOF Master Fund L.P. and BSOF Master Fund II L.P. (each, a significant stockholder). The agreement requires us to maintain an effective resale shelf registration statement for the benefit of such security holders until they are permitted by law to freely sell their securities without registration or no longer hold Ranpak securities.

Founder Shares

On June 3, 2019, upon the closing of the Business Combination, the original 11,250,000 Class B ordinary shares issued to the Sponsor and the Anchor Investors (defined below) in private placements prior to our initial public offering converted on a one-for-one basis into 6,663,953 shares of Class A common stock and 731,383 shares of Class C common stock (the “founder shares”). As of the closing of the Business Combination, an aggregate of 2,940,336 founder shares owned by the Sponsor were subject to certain transfer restrictions, including an earnout provision, pursuant to the terms of the certain securities subscription agreement, dated as of July 18, 2017 (the “Securities Subscription Agreement”), as amended on December 1, 2017 and May 13, 2019 (the “Sponsor Earnout Amendment”), by and between the Company and the Sponsor. In addition, on May 13, 2019, the Company and JS Capital LLC (our significant stockholder) entered into an earnout agreement (the “Anchor Earnout Agreement”), pursuant to which JS Capital LLC agreed to an earnout provision with respect to the 3,750,000 founder shares issued to the Anchor Investors. These shares may not be disposed of except in accordance with these restrictions, if still applicable.

In addition, 157,500 shares of Class A common stock held by BSOF Master Fund L.P. and BSOF Master Fund II L.P (our significant holders) will be surrendered for no consideration unless, prior to the fifth anniversary of the Business Combination, either (A) the closing price of our Class A common stock equals or exceeds $12.25 per share (in each case as adjusted for share splits, dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading day period or (B) the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all ordinary stockholders having the right to exchange their common stock for consideration in cash, securities or other property which equals or exceeds $12.25 per share (in each case as adjusted for share splits, dividends, reorganizations, recapitalizations and the like). In the first quarter of 2021, our stock performed above these thresholds and exceeded the necessary durations where the applicable shares are no longer subject to these surrender conditions.

Forward Purchase Agreements

We entered into forward purchase agreements (as amended, the “Forward Purchase Agreements”) in connection with our initial public offering pursuant to which certain accredited investors (the “Anchor Investors”), including JS Capital, LLC (our significant stockholder), Soros Capital LP (our significant stockholder), Omar Asali

(our Chairman and Chief Executive Officer), William Drew (our Chief Financial Officer) and Salil Seshadri (our director), agreed to purchase an aggregate of 15,000,000 Class A shares and Class C shares, plus 5,000,000 redeemable warrants, for a purchase price of $10.00 per Class A share or Class C share, as applicable, or $150,000,000 in the aggregate, in a private placement that closed concurrently with the closing of the Business Combination.

Securities Subscription Agreements and Earnout

Pursuant to the Securities Subscription Agreement, as amended (the “Securities Subscription Agreement”), certain stockholders, including JS Capital, LLC (our significant stockholder), Omar Asali (our Chairman and Chief Executive Officer), William Drew (our Chief Financial Officer) and Salil Seshadri (our director) agreed to purchase more shares of the company. They may also be required to surrender to the Company their founder shares if the closing price of the Class A common stock (or any successor class of listed common shares) equals or exceeds $12.50 per share (as adjusted for share splits, dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading day period or we complete a liquidation, merger, share exchange or other similar transaction that results in all of our common stockholders having the right to exchange their common equity for consideration in cash, securities or other property which equals or exceeds $12.50 per share (as adjusted for share splits, dividends, reorganizations, recapitalizations and the like) in the ten year period following the consummation of the Business Combination (the “Earnout”). In the first quarter of 2021, our stock performed above these thresholds and exceeded the necessary durations where the applicable shares are no longer subject to these surrender conditions.

Reallocation Agreement

On November 12, 2018, we entered into a reallocation agreement with certain investors, including JS Capital, LLC (our significant stockholder), Soros Capital LP (our significant stockholder), Omar Asali (our Chairman and Chief Executive Officer), William Drew (our Chief Financial Officer) and Salil Seshadri (our director), who provided equity financing for the Business Combination under the Forward Purchase Agreements and the Securities Subscription Agreements, pursuant to which the shares subject to the Anchor Earnout Agreement and the rights to acquire 5,000,000 warrants to purchase Class A shares arising under the Forward Purchase Agreements were reallocated among all equity financing investors pro rata based on the aggregate amount of equity financing provided by such equity financing investors under the Forward Purchase Agreements and the Securities Subscription Agreements.

2020 Warrant Exchange

On August 6, 2020 we commenced (i) an offer to each holder of our outstanding public warrants, forward purchase warrants and private placement warrants (collectively, the “Warrants”) to purchase shares of Class A common stock and (ii) the solicitation of consents from warrant holders to amend an existing January 2018 Warrant Agreement which governed the Warrants. Warrant holders include certain investors, including Arrowmark Colorado Holdings LLC (our significant stockholder), Blackstone Group Inc. (our significant stockholder), JS Capital, LLC (our significant stockholder), Soros Capital LP (our significant stockholder), Omar Asali (our Chairman and Chief Executive Officer), William Drew (our Chief Financial Officer) and Salil Seshadri (our director). They and all Warrant holders exchanged each of their Warrants for Class A common stock; no Warrants remain outstanding.

Employment Agreements

Please see “Executive Compensation” for information on the compensation and employment arrangements with our executive officers.

Indemnification Agreements

Our certificate of incorporation and our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted under Delaware law. In addition, we have entered into customary indemnification agreements with certain of our directors and executive officers. These agreements require us to indemnify these individuals and, in certain cases, affiliates of such individuals, to the fullest extent permissible under Delaware law against liabilities that may arise by reason of their service to us or at our direction, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Related Person Transactions Policy

Our written code of conduct for directors, officers and employees contains written conflict of interest policies that are designed to prevent each director and executive officer from engaging in any transaction that could be deemed a conflict of interest. Each director and executive officer must promptly notify the Secretary of any material transaction or relationship that reasonably could be expected to give rise to a conflict of interest, and the Secretary shall notify the Nominating, Environmental, Social and Governance committee of the Board of Directors of any such disclosure.

Directors

The following table sets forth the name, age as of April 13, 2021 and position of the nominees for election at the Annual Meeting and the other current directors of Ranpak Holdings Corp. whose terms extend past the Annual Meeting. The following also includes certain information regarding our directors’ individual experience, qualifications, attributes and skills and brief statements of those aspects of our directors’ backgrounds that led us to conclude that they are qualified to serve as directors (information for Messrs. Corley, Jones and King is set forth above in “Proposal No. 1 Election of Directors”). The Board does not have a specific director diversity policy, but in practice considers diversity, including age, gender identity, race, sexual orientation, physical ability, ethnicity and perspective, in evaluating candidates for Board membership.

Name	Age	Position	Independent
Omar M. Asali	50	Chairman and Chief Executive Officer
Michael A. Jones	58	Vice Chairman and Managing Director, North America
Thomas F. Corley(3)	58	Director	✓
Pamela El	63	Director	✓
Robert C. King(1)(2)	62	Director	✓
Steve A. Kovach	63	Director
Salil Seshadri(2)(3)	44	Director	✓
Michael S. Gliedman	57	Director and Chief Technology Officer
Alicia M. Tranen(1)(2)	48	Director	✓
Kurt Zumwalt (1) (3)	52	Director

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating, Environmental, Social and Governance Committee

Omar M. Asali,  50, has served as our Chief Executive Officer since August 2019 and Chairman of our board of directors since June 2019. Previously, he was Chairman of the board of directors and Chief Executive Officer of One Madison from July 2017 to June 2019. Mr. Asali served as President and Chief Executive Officer of HRG from March 2015 until April 2017, as President of HRG effective as of October 2011 and as Acting President since June 2011. Mr. Asali also served as a director of HRG from May 2011 to April 2017. Mr. Asali was responsible for overseeing the day-to-day activities of HRG, including M&A activity and overall business strategy for HRG and HRG’s underlying subsidiaries. Mr. Asali was directly involved in all of HRG’s acquisitions across all sectors, and he was actively involved in HRG’s management and investment activities. Mr. Asali was also the Vice Chairman of Spectrum Brands and a member of the board of directors of FGL, Front Street Re Cayman Ltd. and NZCH Corporation (formerly, Zap.Com Corporation), each a subsidiary of HRG. Prior to becoming President of HRG, Mr. Asali was a Managing Director and Head of Global Strategy of Harbinger Capital. Prior to joining Harbinger Capital in 2009, Mr. Asali was the co-head of Goldman Sachs HFS where he helped manage approximately $25 billion of capital allocated to external managers. Mr. Asali also served as co-chair of the Investment Committee at Goldman Sachs HFS. Before joining Goldman Sachs HFS in 2003, Mr. Asali worked in Goldman Sachs’ Investment Banking Division, providing M&A and strategic advisory services to clients in the High Technology Group. Mr. Asali previously worked at Capital Guidance, a boutique private equity firm. Mr. Asali began his career working for a public accounting firm. Mr. Asali received an M.B.A. from Columbia Business School and a B.S. in Accounting from Virginia Tech.

Mr. Asali’s qualifications to serve on our board of directors include: his substantial experience in mergers and acquisitions, corporate finance and strategic business planning; his track record at HRG and in advising and managing multi-national companies; and his experience serving as a director for various public and private companies.

Pamela El, 63, has served as a director since November 2020. She is the founder of Pam El Consulting which she founded in 2019 and in which position she currently serves. Previously, from 2014 to 2018, Ms. El was EVP and CMO at the National Basketball Association, where she was responsible for global marketing for the NBA, WNBA, and NBA G League. Prior to her tenure at the NBA, from 2013 to 2014, Ms. El was SVP of Marketing for Nationwide Insurance and from 2002 to 2013, Marketing Vice President of State Farm Insurance, where she led sales and marketing strategy for the U.S. and Canada. She earned a bachelor’s degree in Mass Communications from Virginia Commonwealth University and was recently inducted into the VCU Communications Hall of Fame, and serves on the boards of the Ad Council and ChildFund International.

Ms. El’s qualifications to serve on our board of directors include: her extensive corporate leadership experience and marketing experience.

Michael S. Gliedman, 57, has served as our Chief Technology Officer since March 2020. In this capacity, Mr. Gliedman oversees all aspects of technology for the Company as well as Digital and Corporate Marketing. He has been a member of our board of directors since June 2019. Mr. Gliedman is also Managing Director of Blue Strat Advisors, a technology strategy and digital transformation consulting firm that he founded in November 2017. Previously, Mr. Gliedman was Senior Vice President and Chief Information Officer for the National Basketball Association from July 1999 to July 2017, where he was responsible for identifying and applying technologies to enhance the fan experience, technology strategy formulation, systems design and implementation and cyber-security for the league. Prior to joining the NBA, Mr. Gliedman served as Senior Vice President, Application Development at Viacom from May 1997 to June 1999. Prior to joining Viacom, he was a Principal in the Media & Entertainment practice at Booz Allen & Hamilton, from October 1991 to May 1997. Mr. Gliedman received an M.B.A. with a concentration in Marketing from Columbia Business School and a B.A. in Computer Science from Brandeis University.

Mr. Gliedman’s qualifications to serve on our board of directors include: his extensive experience driving business focused technology initiatives developed through years as a management consultant and as an operator at both Viacom and the NBA; his substantial expertise in digital marketing and social media; and his 18 years of corporate leadership experience as a senior executive at the NBA.

Steve A. Kovach, 63, has been a member of our board of directors since June 2019. Mr. Kovach is currently retired. He served as the President and Chief Executive Officer of Ranpak Corp. from August 2012 to June 2017. In this role, Mr. Kovach was responsible for overseeing the day-to-day activities of Ranpak and overall corporate strategy. Prior to that, he was a Senior Vice President and the Chief Financial Officer of Ranpak Corp. from September 1996 to July 2012 and was responsible for all financial reporting and managing Ranpak’s financial management personnel and systems, as well as the company’s human resource and information technology functions. He also served as a Director of Ranpak from April 2002 to June 2017. From July 1988 until July 1993, Mr. Kovach was employed by LDI Corporation in a variety of managerial positions including serving as Vice President, Finance. He was also a Manager, Financial Trading and held other professional positions at BP America from July 1984 to July 1988. Mr. Kovach received an M.B.A. from the University of Chicago and a B.S.B.A. in Finance from Miami University, Ohio.

Mr. Kovach’s qualifications to serve on our board of directors include: his corporate leadership experience, including his experience as the Chief Executive Officer and, prior to that, as the Chief Financial Officer of Ranpak; his substantial expertise in managing businesses, operations and business strategy in the protective packaging industry, including his 21 years as a senior executive at Ranpak; and his extensive experience in corporate finance.

Alicia M. Tranen, 48, has been a member of our board of directors since June 2019. Ms. Tranen is currently the Founder, General Partner and Portfolio Manager of Boulevard Capital Management, which she founded in June 2008. Boulevard Capital Management is an investment fund that primarily invests in public companies. Ms. Tranen is also a Senior Advisor to 3L Capital Management, a growth equity firm based in New York City and Los Angeles. Previously, she served as a Senior Analyst at Cantillon Capital, an $11 billion long-short equity hedge fund, from inception in February 2003 to March 2008. At Cantillon, Ms. Tranen was a senior member of the investment team. Prior to that, she was a Principal at RRE Ventures, a venture capital firm with $500 million in assets, from September 1999 to March 2002. While at RRE Ventures, Ms. Tranen served on the boards of directors, or as an observer to the board, of 10 RRE Ventures portfolio companies. From September 1994 to August 1997, Ms. Tranen was a Research Associate at Fidelity Management & Research Co, where she was responsible for research, analysis and coverage of over 100 public companies. Ms. Tranen currently serves on the Advisory Board of Team Impact Los Angeles. Ms. Tranen received an M.B.A. from Harvard Business School and a B.A. in Economics from Tufts University.

Ms. Tranen’s qualifications to serve on our board of directors include: her strong business and financial acumen, including the ability to read operational financials and balance sheets; her extensive experience as an investor in public companies of all sizes across multiple industries; her background evaluating the financial performance of late stage private companies and public companies; and her experience as a director and/or a significant stockholder in numerous companies.

Salil Seshadri, 44, has been a member of our board of directors since June 2019. Mr. Seshadri is the Chief Investment Officer and founding partner of JS Capital Management LLC, a private investment firm that he started with Jonathan Soros in January 2012. JS Capital invests across public and private markets with an emphasis on owning a handful of high quality, durable, operating businesses. Prior to joining JS Capital, Mr. Seshadri was a senior member of the investment team of Soros Fund Management, where he served from 2009 to 2011, with a focus on fundamentally oriented investments. Prior to joining Soros Fund Management, Mr. Seshadri was employed for nearly a decade by Goldman Sachs Group, Inc. At Goldman Sachs, Mr. Seshadri served as Vice President in Goldman Sachs’ Hedge Fund Strategies group from 2002 to 2008. Currently, Mr. Seshadri serves as a Board member or Observer for private companies such as Ezetap, Niyo and Anello Photonics. He also serves on the Investment Committee for the Ethical Culture Fieldston School in New York City. Mr. Seshadri received a B.A. in Economics, with a concentration in Psychology from Columbia University.

Mr. Seshadri’s qualifications to serve on our board of directors include: his strong business and financial acumen, including the ability to read operational financials and balance sheets; his extensive experience as an investor in public and private companies of all sizes across multiple industries; his background evaluating the financial performance of both public and private companies; and his experience as a director and/or a significant stockholder in numerous companies.

Kurt Zumwalt, 52, has been a member of our board of directors since March 2020.  Mr. Zumwalt served as Treasurer of Amazon.com from 2014 to August 2019, where he led global cash and portfolio management, debt financing, foreign exchange, risk management and treasury-related technology infrastructure.  Prior to joining Amazon.com as assistant treasurer in 2004, he served in various financial and treasury roles at PACCAR, ProBusiness Services, Wind River Systems and Intel Corporation. While Treasurer at Amazon, Mr. Zumwalt was a member of the SEC Filing Disclosure and Enterprise Risk Management Committees as well as on the board of directors of over 100 Amazon Subsidiaries. He currently serves on the board of directors of Omeros Corporation, the United States Tennis Association (USTA) and the USTA Foundation.  Mr. Zumwalt received an M.B.A. from the Foster School of Business at the University of Washington and a B.A. from the University of Pennsylvania.

Mr. Zumwalt’s qualifications to serve on our board of directors include: his strong business and financial acumen, including expertise in accounting standards and with financial statements.

Executive Officers

The following table sets forth the name, age as of April 13, 2021 and position of the individuals who currently serve as the executive officers of the Company. The following also includes certain information regarding our officers’ individual experience, qualifications, attributes and skills (information for Mr. Asali and Mr. Jones is set forth above under “Directors”).

Name	Age	Position
Omar M. Asali	50	Chief Executive Officer and Chairman
William Drew	39	Chief Financial Officer
Antonio Grassotti	60	Managing Director, APAC
Eric Laurensse	57	Managing Director, Europe
Michael A. Jones	58	Vice Chairman and Managing Director, North America

William Drew, 39, has served as Chief Financial Officer since May 2020. He previously served as the Chief of Staff of the Company, a role he held since October 2, 2019. Prior to this, from June 3, 2019, the date of the business combination with Rack Holdings Inc., Mr. Drew served as Head of Business Development. Prior to the closing of the business combination, Mr. Drew served as the Managing Director of One Madison Group from September 2017 to June 3, 2019. Previously, Mr. Drew spent five years at HRG Group where he was Vice President, Investments and worked on numerous M&A and capital markets transactions. Prior to joining HRG Group, Mr. Drew was an investment analyst at Harbinger Capital Partners from 2006 through 2012 having joined after starting his career in investment banking at Deutsche Bank Securities Inc. from 2004 through 2006. Mr. Drew graduated from Georgetown University in 2004 with a BSBA in Finance and a minor in Government.

Antonio Grassotti, 59, has served as Managing Director, APAC since June 2019. He previously served as Managing Director of Ranpak for the regional activities in APAC from 2016 to June 2019. Prior to joining Ranpak, Mr. Grassotti served as Area Business Development Manager for Greatview Aseptic Packaging GmbH from 2010 to 2015. Mr. Grassotti has also worked for multinational corporations such as Alfa Laval AB, Mondi Packaging GmbH and Tetra Pak International SA. Mr. Grassotti received his MSc degree in Mechanical Engineering from The Royal Institute of Technology, Stockholm.

Eric Laurensse, 56, has served as Managing Director, Europe since June 2019. He previously served as Managing Director of Ranpak BV from July 2009 to June 2019. Prior to his tenure at Ranpak BV, Mr. Laurensse was employed by Momentive Performance Materials (formerly GE Silicones) as the Global Marketing Director from 2008 to 2009 and as the Human Resource Director before that. Prior to Momentive’s divestiture, Mr. Laurensse served in a variety of roles at GE Silicones since 1996. Mr. Laurensse received his Bachelor in Business Administration from the HTS Bedrijfskunde in Eindhoven, The Netherlands.

Executive Compensation

Summary Compensation Table

The following table sets forth information concerning the compensation paid to each of the employees who served as our principal executive officer during our fiscal year ended December 31, 2020, our two other most highly compensated executive officers who served as an executive officer as of December 31, 2020 and each individual who would have been one of the most highly compensated executive officers for our fiscal year ended December 31, 2020 if such individual would have been serving as an executive officer as of such date.

2020 SUMMARY COMPENSATION TABLE

Name and Principal Position (1)	Year	Salary ($)		Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Omar Asali Chief Executive Officer and Chairman	2020	-			1,486,793	-	-	1,486,793
	2019	-		-	1,000,000	-	6,776	1,006,776
Michael A. Jones Vice Chaiman	2020	-		-	1,651,994	-	-	1,651,994
	2019	-		-	1,000,000	-	6,294	1,006,294
Eric Laurensse, Managing Director, Europe (4)	2020	274,882	(5)	48,544	520,378	102,798	42,156	988,758
Trent Meyerhoefer Former Chief Financial Officer	2020	368,680		-	669,051	65,938	254,670	1,358,339
	2019	202,329		90,284	780,000	4,716	52,991	1,130,320

(1)	Mr. Meyerhoefer’s employment was terminated on May 15, 2020.

(2)	This column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for all stock awards granted in 2020, which includes time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PRSUs”). The grant date fair value of PRSU awards was calculated based on the expected value of the possible outcomes of the performance conditions related to these awards in accordance with FASB ASC Topic 718 (excluding the effects of estimated forfeitures).

For the 2020 amounts, the amount in the table includes the following values: (i) PRSUs ($825,997) and RSUs ($660,796) for Mr. Asali; (ii) PRSUs ($825,997) and RSUs ($825,997) for Mr. Jones; (iii) PRSUs ($289,100) and RSUs ($231,278) for Mr. Laurensse and (iv) PRSUs ($371,696) and RSUs ($297,355) for Mr. Meyerhoefer. The PRSUs vest over a three-year period with the number of PRSUs that are ultimately distributed determined based on the achievement of Adjusted EBITDA. The grant date fair value assuming a 150% payout, which is the maximum outcome of the performance conditions, would be $1,238,996 for Mr. Asali, $1,238,996 for Mr. Jones and $433,650 for Mr. Laurensse. Mr. Meyerhoefer’s PRSUs were forfeited in connection with his termination of employment.

(3)	Amounts under the “All Other Compensation” column for 2020 include: (i) for Mr. Laurensse, a car allowance (including insurance, maintenance and fuel) of $28,688 and pension contributions of $13,468 and (ii) for Mr. Meyerhoefer, $7,209 in 401(k) matching contributions, $3,542 in life insurance premiums paid by the Company and $234,084 and $9,835 in severance and COBRA benefits, respectively.

(4)	The values provided for Mr. Laurensse are in USD and are based on an exchange rate of 1:1.142 Euros to USD.

(5)	Base salary for Mr. Laurensse includes holiday pay equal to $19,417 for 2020.

Narrative Disclosure to the Summary Compensation Table

Executive Employment Agreements

The Company entered into offer letter agreements with Messrs. Asali and Jones. The offer letters with Messrs. Asali and Jones, each effective as of June 3, 2019, provided for a grant of PRSUs which have been forfeited in accordance with their terms. Mr. Asali was not entitled to any additional compensation upon his appointment to CEO on August 13, 2019.

In addition, Mr. Jones is subject to non-solicitation restrictions for a period of 24 months following a termination of employment and non-competition restrictions for a period of 12 months following a termination of employment.

The Company entered into an employment agreement with Mr. Laurensse, which provides for an annual base salary and an annual holiday allowance equal to 8% of his gross base salary. In addition, Mr. Laurensse is entitled to a company car allowance, which equaled $28,688 in 2020. Ranpak also makes a premium contribution to Mr. Laurensse’s health care and provides Mr. Laurensse with a pension benefit on the same terms and conditions as other employees of Ranpak B.V.

Annual Base Salary and Incentive Compensation

Messrs. Laurensse and Meyerhoefer received base salaries to compensate them for services rendered to the Company. The base salaries are intended to provide a fixed component of compensation that is commensurate with each executive’s experience, role and responsibilities. The base salaries for 2020 are set forth in the Summary Compensation Table above.

In 2020, Mr. Meyerhoefer was eligible to earn an annual cash bonus targeted at 60% of his base salary based on the attainment of adjusted EBITDA targets established by our Board. The actual cash bonus awarded to Mr. Meyerhoefer for 2020 performance is set forth in the “Non-Equity Incentive Plan Compensation” column of the 2020 Summary Compensation Table. The 2020 annual bonus for Mr. Meyerhoefer was prorated to reflect his termination of employment.

Mr. Laurensse is eligible for a bonus each year at the sole discretion of the Company. The actual cash bonus awarded to Mr. Laurensse for 2020 performance is set forth in the “Bonus” column of the 2020 Summary Compensation Table.

Equity Awards

In 2020, each of Mr. Asali, Mr. Jones, Mr. Laurensse and Mr. Meyerhoefer received the following equity grants in fiscal year 2020:

•	Mr. Asali

o	81,833 RSUs

o	102,354 PRSUs

•	Mr. Jones

o	102,354 RSUs

o	102,354 PRSUs

•	Mr. Laurensse

o	28,659 RSUs

o	35,824 PRSUs

•	Mr. Meyerhoefer

o	36,847 RSUs

o	46,059 PRSUs

In addition, in March of 2020, each of the NEOs was granted an additional special long-term incentive award in 2020. Since these awards are contingent on shareholder approval they are not included in the 2020 Summary Compensation Table.

Other Compensation

Retirement

The Company maintains a 401(k) retirement savings plan for its employees in the United States, including the NEOs, who satisfy certain eligibility requirements. Mr. Meyerhoefer was eligible to participate in the 401(k) plan on the same terms as other full-time employees and received matching contributions equal to 50% of the first 6% of their individual contributions.

The Company makes an annual contribution to a pension plan on behalf of Mr. Laurensse.

Employee Benefits and Perquisites

All of the Company’s full-time employees, including the NEOs, are eligible to participate in the Company’s health and welfare plans, including medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance and life insurance.

As part of his compensation package, Mr. Laurensse is entitled to a car allowance payment, which includes fuel, maintenance and insurance. In 2020, the car allowance was $28,688. Ranpak provided this benefit to help ensure that Mr. Laurensse would be able to devote his full business time to Ranpak’s affairs and to make employment at Ranpak attractive at a relatively modest cost to Ranpak.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning unexercised options, stock that has not vested and equity incentive plan awards for the executive officers named in the 2020 Summary Compensation Table as of the end of our fiscal year ended December 31, 2020.

OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR END

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Omar Asali Chief Executive Officer	54,588	(1)	733,663	102,354	1,375,638
Michael A. Jones Vice Chairman	68,236	(1)	917,092	102,354	1,375,638
Eric Laurensse, Managing Director, Europe	19,106	(1)	256,785	35,824	481,475
Trent Meyerhoefer Former Chief Financial Officer	-		-	-	-

(1)	The RSUs vest ratably in three equal installments on each of March 3, 2020, 2021 and 2022.

(2)	The PRSUs vest in three equal installments on each of March 3, 2021, 2022 and 2023, subject to achievement of the applicable performance goals.

Termination and Change in Control Benefits

The Company entered into a severance and non-competition agreement with Mr. Meyerhoefer and a Separation Agreement with Mr. Meyerhoefer in May of 2020 in connection with his termination of employment (collectively, the “Severance Agreements”). The Severance Agreements provide that in connection with Mr. Meyerhoefer’s termination of employment, subject to his compliance with the applicable restrictive covenants and signing a release of claims, he is entitled to receive the following: (i) a continuation of his base salary for 12 months following the separation date, (ii) a prorated 2020 annual bonus based on 2020 performance, (iii) COBRA continuation premium payments for Mr. Meyerhoefer and his dependents for up to six months following the separation date. Additionally, in accordance with the applicable award agreements, 22,518 RSUs under Mr. Meyerhoefer’s restricted stock unit award agreement dated June 3, 2019 and 4,576 RSUs under Mr. Meyerhoefer’s restricted stock unit award agreement dated March 3, 2020 will be deemed vested as of his termination date. In addition, Mr. Meyerhoefer remains subject to non-solicitation restrictions for a period of 24 months following a termination of employment and non-competition restrictions for a period of 12 months following a termination of employment.

Mr. Laurensse is not entitled to any severance payment upon a termination of employment; however, he is entitled to a three-month notice period (or a payment in lieu thereof) if his employment is terminated by the company, in addition to any severance or benefit he may be entitled to under Dutch labor laws.

Equity Compensation Plans

2019 Omnibus Incentive Plan

Our 2019 Omnibus Incentive Plan (the “Incentive Plan”) was originally adopted and approved by the Board and the shareholders of the Company effective as of May 2019. For information about the Incentive Plan, please see Proposal No. 2.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2020:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants, Rights and Restricted Stock Units (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved by Security Holders	1,300,565	N/A	2,516,216
Equity Compensation Plans Not Approved by Security Holders	-	-	-
Total	1,300,565	-	2,516,216

Director Compensation TABLE

The following table sets forth a summary of the compensation we paid to each non-employee member of our Board for fiscal year 2020. Other than as set forth in the table and described more fully below, we did not pay any compensation to, make any equity awards or non-equity awards to, or pay any other compensation to any of the other non-employee members of our Board in fiscal year 2020. Mr. Asali is the Chairman of our Board who also serves as Chief Executive Officer and therefore does not receive any additional compensation for his service as a director. Mr. Jones is a member of our Board who is also an NEO and any additional compensation that he received for his services as a director is disclosed in the Summary Compensation Table above.

Name(1)	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Thomas Corley	85,000	100,000	-	185,000
Pamela El (4)	-	-	-	-
Michael Gliedman (5)	31,250	-	622,755	654,005
Robert King	95,000	100,000	-	195,000
Steve Kovach	-	175,128	-	175,128
Salil Seshadri	10,000	175,128	-	185,128
Alicia Tranen	-	175,128	-	175,128
Kurt Zumwalt	-	143,758	-	143,758

(1)	The amounts reported in this column represent the aggregate dollar amount of all fees earned or paid in cash to each non-employee director in fiscal year 2020 for their service as a director, including any annual retainer fees, committee and/or chair fees.

(2)	The amounts shown in this column relate to the annual RSU grant made to certain non-employee directors, as further described below under the heading “Director Compensation,” and, with respect to Messrs. Kovach, Seshadri and Zumwalt and Ms. Tranen, also relate to fully vested shares of stock granted in lieu of cash for annual Board retainers, pursuant to their election. For the RSUs, the amounts reported in this column represent the grant date fair value of RSUs calculated in accordance with the provisions of ASC Topic 718.

(3)	Messrs. Corley, King, Kovach, Seshadri and Zumwalt and Ms. Tranen each had 13,369 RSUs outstanding as of the end of fiscal year 2020.

(4)	Ms. El was appointed to the Board in November 2020, and did not receive any compensation in 2020.

(5)	Mr. Gliedman was appointed as Chief Technology Officer in March of 2020. Following his appointment to this role, Mr. Gliedman no longer receives any compensation for his services as a director. The amount set forth in the “All Other Compensation” column for Mr. Gliedman represents compensation earned as an employee which includes, among other things, his base salary and the value of his equity grants.

Director Compensation

Our independent directors receive an annual retainer fee of $75,000 for their board service, which will be paid quarterly in arrears and may be taken at the director’s election in the form of stock. Independent directors who serve as chairman of a committee of the Board will receive an additional $20,000 for their service as chairman on the Audit Committee and an additional $10,000 for their service as chairman on any other committee.

Our independent directors are also entitled to an annual equity grant in the amount of $100,000 which will be granted on the date of the annual shareholder’s meeting and will vest on the earlier of (i) the first anniversary of the grant date and (ii) the following annual meeting of the shareholders. For 2020, all of our independent directors received the annual equity grant.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information relating to the beneficial ownership of our common stock as of March 31, 2021, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;

•	each of our directors, nominees and named executive officers; and

•	all directors and executive officers as a group.

A person is a “beneficial owner” of a security if that person has or shares voting or investment power over the security or if that person has the right to acquire sole or shared voting or investment power over the security within 60 days. Unless otherwise noted, these persons, to our knowledge, have sole voting and investment power over the shares listed. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2021.

The percentage of shares beneficially owned is computed on the basis of 75,934,868 shares of our common stock outstanding as of March 31, 2021 including 80,214 RSUs held by directors which will vest within 60 days. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Ranpak Holdings Corp., 7990 Auburn Road, Concord Township, Ohio 44077.

	Shares of Common Stock Beneficially Owned
Name of beneficial owner	Number of Securities Beneficially Owned (1)	Percentage (2)
5% Stockholder
JS Capital, LLC (3)	29,976,911	39.5%
Soros Capital LLC (4)	1,040,098	1.4%
AllianceBernstein (5)	4,279,670	5.6%
Arrowmark Colorado Holdings LLC (6)	4,930,401	6.5%
BSOF Entities (7)	5,088,200	6.7%

Directors and Executive Officers
Omar M. Asali (8)	5,307,473	7.0%
Trent Meyerhoefer	0	*
William Drew	151,719	*
Salil Seshadri	520,340	*
Thomas F. Corley	83,605	*
Michael A. Jones	128,421	*
Robert C. King	83,605	*
Antonio Grassotti	17,742	*
Eric Laurensse	16,304	*
Michael S. Gliedman	25,425	*
Steve A. Kovach	39,132	*
Alicia M. Tranen	39,132	*
Kurt Zumwalt	20,254	*
Pamela El	0	*
Mark Borseth	3,319	*
All directors, nominees and executive officers as a group (15 persons)	6,436,472	8.5%

To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of the voting power of the company’s stock.

*	Less than 1% of shares outstanding

(1)	The amounts reported include the following number of RSUs which will vest within 60 days of March 31, 2021: Mr. Seshadri, 13,369; Mr. Corley, 13,369; Mr. King, 13,369; Mr. Kovach, 13,369; Ms. Tranen, 13,369; and Mr. Zumwalt 13,369.

(2)	Applicable percentage ownership is based on 75,934,868 shares of common stock outstanding on March 31, 2021 and includes 80,214 RSUs held by directors which will vest within 60 days. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding all shares of common stock subject to options, warrants, rights or conversion privileges held by that person that are currently exercisable or exercisable within 60 days of March 31, 2021. Under Rule 13d-3 of the SEC, certain shares of common stock may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the Common Shares.)

(3)	Includes 29,976,911 Class A shares. According to a Form 4 filed with the SEC on September 9, 2020, the shares are held for the account of JS Capital LLC, a Delaware limited liability company. JS Capital Management LLC is the sole managing member of JS Capital LLC. Jonathan Soros is the sole managing member of JS Capital Management LLC. JS Capital LLC’s business address is 888 Seventh Avenue, Floor 40, New York, NY 10106

(4)	As of April 7, 2021 Soros Capital LLC beneficially owns 6.2% or 4,630,292 shares of Class A Common Stock. Soros Capital LLC includes Soros Capital LP, Soros Capital GP LLC, Soros Capital HoldCo LLC, Soros Capital Management LLC and Robert Soros (“Soros Capital”). Soros Capital is located at 250 West 55th Street, New York, NY 10019.

(5)	Includes 4,279,670 Class A shares beneficially owned by AllianceBernstein L.P. AllianceBernstein L.P. is a majority owned subsidiary of AXA Equitable Holdings, Inc. (“EQH”). AllianceBernstein operates under independent management and makes independent decisions from EQH and its respective subsidiaries, and EQH calculates and reports beneficial ownership separately from AllianceBernstein pursuant to guidance provided by the Securities and Exchange Commission in Release Number 34-39538 (January 12, 1998). The address for the foregoing persons is 1345 Avenue of the Americas, New York, NY 10105.

(6)	Includes 4,930,401 Class A shares. Arrowmark Colorado Holdings LLC is located at 100 Fillmore Street, Suite 325, Denver, Colorado 80206.

(7)	Includes 5,088,200 Class A shares. According to a Form 4 filed with the SEC on April 5, 2021, BSOF Master Fund L.P. directly holds 4,732,026 shares of Class A Common Stock and BSOF Master Fund II L.P. directly holds 356,174 shares of Class A Common Stock. Blackstone Strategic Opportunity Associates L.L.C. (“BSOA”) is the general partner of each of the BSOF Funds. Blackstone Holdings II L.P. (“Holdings II”) is the sole member of BSOA. Blackstone Alternative Solutions L.L.C. (“BAS”) is the investment manager of each of the BSOF Funds. Blackstone Holdings I L.P. (“Holdings I”) is the sole member of BAS. Blackstone Holdings I/II GP L.L.C. (“Holdings GP”) is the general partner of each of Holdings I and Holdings II. The Blackstone Group Inc. (“Blackstone”) is the sole member of Holdings GP. Blackstone Group Management L.L.C. (“Blackstone Management”) is the sole holder of the Class C common stock of Blackstone. Blackstone Management is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman.

(8)	Mr. Asali directly holds 1,296,314 shares of common stock. Additionally, Mr. Asali is the sole managing member of One Madison Group LLC. Mr. Asali may be deemed to beneficially own the 2,577,480 shares of common stock held by One Madison Group LLC, and ultimately exercises sole voting and dispositive power over such shares. Mr. Asali also controls Vivoli Holdings. Mr. Asali may be deemed to beneficially own the 1,433,679 Class A shares held by Vivoli Holdings, and ultimately exercises sole voting and dispositive power over such shares. Mr. Asali disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during fiscal year 2020 except for one Form 3 that was filed late for Ms. El and one Form 4 that was filed late by each of Messrs. Seshadri and Kovach and Ms. Tranen, in each case to report one transaction in fiscal year 2020.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Ranpak under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at ir.ranpak.com (but which is not hereby incorporated by reference). Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Ranpak’s audited financial statements as of and for fiscal year 2020.

The Audit Committee has discussed with Deloitte, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee has discussed with Deloitte their independence, and has received from Deloitte the written disclosures and the letter required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence. Finally, the Audit Committee discussed with Deloitte, with and without management present, the scope and results of Deloitte’s audit of Ranpak’s audited financial statements as of and for fiscal year 2020.

Based on these reviews and discussions, the Audit Committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for fiscal year 2020 for filing with the SEC. The Audit Committee also has engaged Deloitte as our independent registered public accounting firm for fiscal year 2021 and is seeking ratification of such selection by the stockholders.

Audit Committee

Robert C. King, Chair
Alicia M. Tranen

Kurt Zumwalt

Additional Information

Electronic Availability of Proxy Materials for the Annual Meeting

Important Notice Regarding the Availability of Proxy Materials for Stockholder Meeting to be Held on May 26, 2021: This Proxy Statement and the Company’s Annual Report on Form 10-K for fiscal year 2020 are available electronically at www.proxyvote.com.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are Ranpak stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker or (2) direct your written request to our Investor Relations Department at ir@ranpak.com, 440-354-4445 or at 7990 Auburn Road, Concord Township, OH 44077. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written request to the address above, a separate copy of the Form 10-K, Proxy Statement and Proxy Card or Notice of Internet Availability of Proxy Material to a stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the discretion of the proxy holder.

We have filed our Annual Report on Form 10-K for fiscal year 2020 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a Ranpak stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to our Investor Relations department at ir@ranpak.com, 440-354-4445 or 7990 Auburn Road, Concord Township, OH 44077.

By Order of the Board of Directors

/s/ Omar M. Asali
Omar M. Asali
Chairman and Chief Executive Officer

April 13, 2021

EXHIBIT A

Amended and Restated

Ranpak Holdings Corp.

2019 Omnibus incentive plan

(adopted on February 20, 2019,

as amended on [               ], 2021)

The Plan was initially adopted on February 20, 2019 (the “Effective Date”) and has been amended and restated as of [              ], 2021 (the “Amendment Date”).

Section 1. Purpose. The purpose of the Amended and Restated Ranpak Holdings Corp. 2019 Omnibus Incentive Plan (as amended from time to time, the “Plan”) is to motivate and reward employees and other individuals to perform at the highest level and contribute significantly to the success of Ranpak Holdings Corp. (the “Company”), thereby furthering the best interests of the Company and its shareholders.

Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a)       “Affiliate” means any entity that, directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Company.

(b)       “Award” means any Option, SAR, Restricted Stock, RSU, Performance Award, Other Cash-Based Award or Other Stock-Based Award granted under the Plan.

(c)       “Award Agreement” means any agreement, contract or other instrument or document (including in electronic form) evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(d)       “Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

(e)       “Beneficiary” means a Person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. If no such Person can be named or is named by the Participant, or if no Beneficiary designated by such Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.

(f)       “Board” means the Board of Directors of the Company.

(g)       “Cause” has the meaning set forth in the Participant’s employment or service agreement with the Company or its Subsidiary, if any, or if not so defined, and unless otherwise provided in an Award Agreement, means the Participant’s: (i) willful and continued refusal to perform his or her duties and responsibilities to the Company; (ii) engaging in gross negligence or willful misconduct in connection with the Company or its Subsidiaries; (iii) breach of any restrictive covenant with the Company or any Subsidiary, or material violation of any policy of the Company or any Subsidiary (including policies relating to sexual harassment); (iv) engaging in misconduct or actions that could reasonably be expected to have an adverse effect upon the business, interests or reputation of the Company or any Subsidiary; (v) commission of fraud, embezzlement, theft, or other material dishonesty with respect to the Company or any Subsidiary; or (vi) conviction of, or plea of nolo contendere to (x) any felony or (y) any other crime involving dishonesty or moral turpitude; provided, however, that for purposes of clauses (i), (iii) and (iv), Cause shall not exist unless the Company has given the Participant notice of the circumstances giving rise to Cause and the Participant has not cured such circumstances (if curable) within ten days after receipt of such notice.

(h)        “Change in Control” means the occurrence of any one or more of the following events:

(i)       any Person, other than any Non-Change in Control Person, is (or becomes, during any 12-month period) the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of the total voting power of the stock of the Company; provided that the provisions of this subsection (i) are not intended to apply to or include as a Change in Control any transaction that is specifically excepted from the definition of Change in Control under subsection (ii) below;

(ii)       the consummation of a merger or consolidation of the Company with any other corporation or other entity, or the issuance of voting securities in connection with a merger or consolidation of the Company pursuant to applicable stock exchange requirements; provided that immediately following such merger or consolidation the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such merger or consolidation or parent entity thereof) 50% or more of the total voting power of the Company’s stock (or, if the Company is not the surviving entity of such merger or consolidation, 50% or more of the total voting power of the stock of such surviving entity or parent entity thereof); and provided, further, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of either the then-outstanding Shares or the combined voting power of the Company’s then-outstanding voting securities shall not be considered a Change in Control; or

(iii)       the sale or disposition by the Company of all or substantially all of the Company’s assets in which any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

Notwithstanding the foregoing, (A) no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of the Company immediately prior to such transaction or series of transactions, (B) no event or circumstances described in any of clauses (i) through (iii) above shall constitute a Change in Control unless such event or circumstances also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as defined in Section 409A of the Code and (C) no Change in Control shall be deemed to have occurred upon the acquisition of additional control of the Company by any Person that is considered to effectively control the Company. In no event will a Change in Control be deemed to have occurred if any Participant is part of a “group” within the meaning of Section 13(d)(3) of the Exchange Act that effects a Change in Control. Terms used in the definition of a Change in Control shall be as defined or interpreted in a manner consistent with Section 409A of the Code.

(i)       “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

(j)       “Committee” means the compensation committee of the Board unless another committee is designated by the Board. If there is no compensation committee of the Board and the Board does not designate another committee, references herein to the “Committee” shall refer to the Board.

(k)       “Consultant” means any individual, including an advisor, who is providing services to the Company or any Subsidiary or who has accepted an offer of service or consultancy from the Company or any Subsidiary.

(l)       “Director” means any member of the Board.

(m)       “Employee” means any individual, including any officer, employed by the Company or any Subsidiary or any prospective employee or officer who has accepted an offer of employment from the Company or any Subsidiary, with the status of employment determined based upon such factors as are deemed appropriate by the Committee in its discretion, subject to any requirements of the Code or applicable laws.

(n)       “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

(o)       “Fair Market Value” means, unless otherwise determined by the Committee, (i) with respect to Shares, the closing price of a Share on the date on which Awards are granted, on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, the fair market value of a Share as determined by the Committee, and (ii) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(p)       “Incentive Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to the provisions of Section 6, that meets the requirements of Section 422 of the Code.

(q)        “Non-Change in Control Person” means (i) any employee plan established by the Company or any Subsidiary, (ii) the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company; or (v) One Madison Group LLC, a Delaware limited liability company, or any successor thereto.

(r)       “Non-Qualified Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that is not an Incentive Stock Option.

(s)       “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(t)       “Other Cash-Based Award” means an Award granted pursuant to Section 11, including cash awarded as a bonus or upon the attainment of specified service or performance criteria or otherwise as permitted under the Plan.

(u)       “Other Stock-Based Award” means an Award granted pursuant to Section 11 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, dividend rights or dividend equivalent rights or Awards with value and payment contingent upon service with performance of the Company, its Subsidiaries or business units thereof or any other factors designated by the Committee.

(v)       “Participant” means the recipient of an Award granted under the Plan.

(w)       “Performance Award” means an Award granted pursuant to Section 10.

(x)       “Performance Period” means the period established by the Committee with respect to any Performance Award during which the performance goals specified by the Committee with respect to such Award are to be measured.

(y)       “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(z) “Restricted Stock” means any Share subject to certain restrictions and forfeiture conditions, granted pursuant to Section 8.

(aa) “RSU” means a contractual right granted pursuant to Section 9 that is denominated in Shares. Each RSU represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof. Awards of RSUs may include the right to receive dividend equivalents.

(bb) “SAR” means any right granted pursuant to Section 7 to receive upon exercise by the Participant or settlement, in cash, Shares or a combination thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise or hurdle price of the right on the date of grant.

(cc) “SEC” means the Securities and Exchange Commission.

(dd) “Share” means a share of the Company’s Class A common stock, $0.0001 par value.

(ee) “Subsidiary” means an entity of which the Company, directly or indirectly, holds all or a majority of the value of the outstanding equity interests of such entity or a majority of the voting power with respect to the voting securities of such entity. Whether employment by or service with a Subsidiary is included within the scope of this Plan shall be determined by the Committee.

(ff) “Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or other business acquired by the Company or with which the Company combines.

(gg) “Termination of Service” means, in the case of a Participant who is an Employee, cessation of the employment relationship such that the Participant is no longer an employee of the Company or any Subsidiary, or, in the case of a Participant who is a Consultant or non-employee Director, the date the performance of services for the Company or any Subsidiary has ended; provided, however, that in the case of a Participant who is an Employee, the transfer of employment from the Company to a Subsidiary, from a Subsidiary to the Company, from one Subsidiary to another Subsidiary or, unless the Committee determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company or a Subsidiary as a Director or Consultant shall not be deemed a cessation of service that would constitute a Termination of Service; provided, further, that a Termination of Service shall be deemed to occur for a Participant employed by a Subsidiary when a Subsidiary ceases to be a Subsidiary unless such Participant’s employment continues with the Company or another Subsidiary. Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code (and not exempt therefrom), a Termination of Service occurs when a Participant experiences a “separation of service” (as such term is defined under Section 409A of the Code).

Section 3. Eligibility.

(a)       Any Employee, Director or Consultant shall be eligible to be selected to receive an Award under the Plan, to the extent that an offer of an Award or a receipt of such Award is permitted by applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

(b)       Holders of options and other types of awards granted by a company or other business that is acquired by the Company or with which the Company combines are eligible for grants of Substitute Awards under the Plan to the extent permitted under applicable regulations of any stock exchange on which the Company is listed.

Section 4. Administration.

(a)       Administration of the Plan. The Plan shall be administered by the Committee. All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders, Participants and any Beneficiaries thereof. The Committee may issue rules and regulations for administration of the Plan.

(b)       Delegation of Authority. To the extent permitted by applicable law, including under Section 157(c) of the Delaware General Corporation Law, the Committee may delegate to one or more officers of the Company some or all of its authority under the Plan, including the authority to grant Options and SARs or other Awards in the form of Share rights (except that such delegation shall not be applicable to any Award for a Person then covered by Section 16 of the Exchange Act), and the Committee may delegate to one or more committees of the Board (which may consist of solely one Director) some or all of its authority under the Plan, including the authority to grant all types of Awards, in accordance with applicable law.

(c)       Authority of Committee. Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full discretion and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award and prescribe the form of each Award Agreement which need not be identical for each Participant; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement, or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) determine whether, to what extent, and/or under what circumstances the vesting of an Award will be accelerated; (viii) amend terms or conditions of any outstanding Awards; (ix) correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect; (x) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (xi) establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.

Section 5. Shares Available for Awards.

(a)       Subject to adjustment as provided in Section 5(e) and except for Substitute Awards, the maximum number of Shares available for issuance under the Plan from the Effective Date shall not exceed in the aggregate 13,118,055 Shares, which represents (i) 4,118,055 Shares that were authorized pursuant to the Plan originally adopted on the Effective Date plus (ii) 9,000,000 additional Shares being added to the Plan as of the Amendment Date.

(b)       If any Award is forfeited, cancelled, expires, terminates or otherwise lapses or is settled in cash, in whole or in part, without the delivery of Shares, then the Shares covered by such forfeited, expired, terminated or lapsed Award shall again be available for issuance under the Plan. In addition, any Shares withheld in respect of taxes paid or payable with respect to any Award other than an Option or SAR shall again be available for issuance under the Plan. The following will not again become available for issuance under the Plan: (i) any Shares withheld in respect of taxes paid or payable in respect of any Option or SAR; (ii) any Shares tendered or withheld to pay the exercise price of Options; (iii) any Shares underlying a SAR that are not issued upon settlement of such SAR; and (iv) any Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options.

(c)       No Participant who is a non-employee Director may receive under the Plan, as compensation for services as a Director in any calendar year Awards with a Fair Market Value as of the grant date, taken together with any cash fees paid to such Director, of more than $500,000 (as determined in accordance with applicable accounting standards); provided that the foregoing limits shall not apply to compensation received by a non-Employee Director for other services as a consultant or otherwise to the Company or its Subsidiaries that is not intended to be compensation for service as a Director on the Board.

(d)       Subject to adjustment as provided in Section 5(e), the maximum number of Shares available for issuance with respect to Incentive Stock Options shall be 4,118,055.

(e)       In the event that the Committee determines that, as a result of any dividend or other distribution (other than an ordinary dividend or distribution), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to compliance with Section 409A of the Code and other applicable law, adjust equitably so as to ensure no undue enrichment or harm (including by payment of cash), any or all of:

(i)       the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate limits specified in Section 5(a) and Section 5(d);

(ii)       the number and type of Shares (or other securities) subject to outstanding Awards;

(iii)       the grant, purchase, exercise or hurdle price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and

(iv) the terms and conditions of any outstanding Award (including, without limitation, any applicable performance targets or criteria with respect thereto).

provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(f)       Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.

Section 6. Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)       The exercise price per Share under an Option shall be determined by the Committee at the time of grant; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(b)       The term of each Option shall be fixed by the Committee but shall not exceed ten years from the date of grant of such Option; provided, however, that if the expiration date of the Option (other than an Incentive Stock Option) occurs when the trading of Shares is prohibited by law or by the Company’s insider trading policy, the term of such Option (other than an Incentive Stock Option) shall be automatically extended to the 30th day following the expiration of the applicable trading prohibition. The Committee shall determine the time or times at which an Option becomes vested and exercisable in whole or in part.

(c)       The Committee shall determine the method or methods by which, and the form or forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, having a Fair Market Value on the exercise date equal to the exercise price of the Shares as to which the Option shall be exercised, in which payment of the exercise price with respect thereto may be made or deemed to have been made.

(d)       No grant of Options may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such Options (except as provided under Section 5(e)).

(e)       The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Incentive Stock Options may be granted only to employees of the Company or of a parent or subsidiary corporation (as defined in Section 424 of the Code).

Section 7. Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)       SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.

(b)       The exercise or hurdle price per Share under a SAR shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise or hurdle price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR.

(c)       The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR; provided, however, that if the expiration date of the SAR occurs when the trading of Shares is prohibited by law or by the Company’s insider trading policy, the term of such SAR shall be automatically extended to the 30th day following the expiration of the applicable trading prohibition. The Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part.

(d)       Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the exercise or hurdle price of such SAR. The Company shall pay such excess in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee.

(e)       No grant of SARs may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such SARs (except as provided under Section 5(e)).

Section 8. Restricted Stock. The Committee is authorized to grant Awards of Restricted Stock to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)       The Award Agreement shall specify the vesting schedule.

(b)       Awards of Restricted Stock shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(c)       Subject to the restrictions set forth in the applicable Award Agreement, a Participant generally shall have the rights and privileges of a stockholder with respect to Awards of Restricted Stock, including the right to vote such Shares of Restricted Stock and the right to receive dividends.

(d)       The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividends or other distributions paid on Awards of Restricted Stock prior to vesting be paid either in cash or in additional Shares and either on a current or deferred basis and that such dividends or other distributions may be reinvested in additional Shares, which may be subject to the same restrictions as the underlying Awards.

(e)       Any Award of Restricted Stock may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.

(f)       The Committee may provide in an Award Agreement that an Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company and the applicable Internal Revenue Service office.

Section 9. RSUs. The Committee is authorized to grant Awards of RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)       The Award Agreement shall specify the vesting schedule, performance criteria (if any) and the delivery schedule (which may include deferred delivery later than the vesting date).

(b)       Awards of RSUs shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(c)       An RSU shall not convey to the Participant the rights and privileges of a stockholder with respect to the Share subject to the RSU, such as the right to vote or the right to receive dividends, unless and until a Share is issued to the Participant to settle the RSU.

(d)       The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividend equivalents or other distributions paid on Awards of RSUs prior to vesting or settlement, as applicable, be paid either in cash or in additional Shares and either on a current or deferred basis and that such dividend equivalents or other distributions may be reinvested in additional Shares, which may be subject to the same restrictions as the underlying Awards.

(e)       Shares delivered upon the vesting and settlement of an RSU Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.

(f)       The Committee may determine the form or forms (including cash, Shares, other Awards, other property or any combination thereof) in which payment of the amount owing upon settlement of any RSU Award may be made.

Section 10. Performance Awards. The Committee is authorized to grant any Award under this Plan in the form of Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)       Performance Awards may be provided in the form of Options, SARs, Restricted Stock, RSUs, Other Cash-Based Awards or Other Stock-Based Awards by providing that the Shares, units or other amounts will be earned based upon achievement or satisfaction of performance conditions specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

(b)       Performance Awards may include a pre-established formula, such that the payment, retention or vesting of the Award is subject to the achievement during one or more Performance Periods, as determined by the Committee, of one or more performance measures with respect to the Company, including but not limited to the following:

(i)       revenue measures (including, but not limited to, total revenue, gross revenue, net revenue, recurring or non-recurring revenues, revenue growth, product revenue growth and net sales);

(ii)       income measures (including, but not limited to, gross income, net income, pre- or after-tax income (before or after allocation of corporate overhead and bonus), income from continuing operations, operating income (before or after taxes), non-interest income, net income after cost of capital, net interest income, fee income and income measures excluding the impact of acquisitions and dispositions);

(iii)        earnings measures (including, but not limited to, earnings before taxes, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings growth, earnings per share, book value per share, margins, operating margins, gross margins, contribution margins (excluding general and administrative costs), cash margins, profitability of an identifiable segment, business unit or product, maintenance or improvement of profit or other margins and earnings measures excluding the impact of acquisitions and dispositions);

(iv)       cash flow measures (including, but not limited to, cash flow (before or after dividends), operating cash flow, free cash flow, discounted cash flow, cash flow return on investment and cash flow in excess of cost of capital);

(v)       return measures (including, but not limited to, return on equity, return on tangible common equity, return on assets or net assets, return on risk-weighted assets, return on capital (including return on total capital or return on invested capital) and appreciation in and/or maintenance of the price of shares);

(vi)       share price measures (including, but not limited to, total shareholder return, share price, appreciation in and/or maintenance of share price and market capitalization);

(vii)       balance sheet/risk management measures (including, but not limited to, year-end cash, satisfactory internal or external audits, financial ratings, shareholders’ equity, assets, tangible equity, charge-offs, net charge-offs, non-performing assets and liquidity);

(viii)       efficiency or expense measures (including, but not limited to, expenses, expense management or reduction, non-interest expense, operating/efficiency ratios improvement in or attainment of expense levels or working capital levels (including cash and accounts receivable), reduction in income tax expense or income tax rate, corporate expenses as a percentage of revenue, research and development as a percentage of revenue, sales efficiency, selling and marketing efficiency and service efficiency);

(ix)       strategic measures (including, but not limited to, market share, debt reduction, customer growth, long-term client value growth, research and development achievements, regulatory compliance and achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents), strategic partnerships or transactions and co-development, co-marketing, profit sharing, joint venture or other similar arrangements, implementation, completion or attainment of measurable objectives with respect to research, development, commercialization, products or projects, production volume levels, acquisitions and divestitures, accuracy, stability, quality or performance of ratings and recruiting and maintaining personnel); and

(x)       other measures (including, but not limited to, gross profits, economic profit, comparisons with various stock market indices, cost of capital or assets under management, improvements in capital structure, days sales outstanding, sales performance, sales quota attainment, cross-sales, recurring sales, one-time sales, net new sales, cancellations, retention rates, new benchmark mandates, new exchange traded fund launches, financing and other capital raising transactions (including sales of the Company’s equity or debt securities); factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions).

Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments, may be based on a ratio or separate calculation of any performance criteria and may be made relative to an index, one or more of the performance goals themselves, a previous period’s results or to a designated comparison group. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices.

(c)       If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related level of achievement, in whole or in part, as the Committee deems appropriate and equitable. Performance measures may vary from Performance Award to Performance Award and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(c) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of any applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

(d)       A Performance Award shall not convey to the Participant the rights and privileges of a stockholder with respect to the Share subject to the Performance Award, such as the right to vote (except as relates to Restricted Stock) or the right to receive dividends, unless and until Shares are issued to the Participant to settle the Performance Award. The Committee, in its sole discretion, may provide that a Performance Award shall convey the right to receive dividend equivalents on the Shares underlying the Performance Award with respect to any dividends declared during the period that the Performance Award is outstanding, in which case, such dividend equivalent rights shall accumulate and shall be paid in cash or Shares on the settlement date of the Performance Award, subject to the Participant’s earning of the Shares underlying the Performance Awards with respect to which such dividend equivalents are paid upon achievement or satisfaction of performance conditions specified by the Committee. Shares delivered upon the vesting and settlement of a Performance Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration. For the avoidance of doubt, unless otherwise determined by the Committee, no dividend equivalent rights shall be provided with respect to any Shares subject to Performance Awards that are not earned or otherwise do not vest or settle pursuant to their terms.

(e)       The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award.

Section 11. Other Cash-Based Awards and Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant Other Cash-Based Awards (either independently or as an element of or supplement to any other Award under the Plan) and Other Stock-Based Awards. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, and paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, as the Committee shall determine; provided that the purchase price therefor shall not be less than the Fair Market Value of such Shares on the date of grant of such right.

Section 12. Effect of Termination of Service or a Change in Control on Awards.

(a)       The Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited in the event of a Participant’s Termination of Service prior to the vesting, exercise or settlement of such Award.

(b)       In the event of a Change in Control, unless otherwise provided in an Award Agreement, outstanding Awards shall be treated as described below.

(i)       If in connection with the Change in Control, any outstanding Award is continued in effect or converted into an award or right with respect to stock of the successor or surviving corporation (or a parent or subsidiary thereof), then upon the occurrence of a Termination of Service of a Participant by the Company without Cause within 24 months following the Change in Control, on the date of such Termination of Service, such Award held by such Participant shall immediately vest and settle, and with respect to Options and SARs, shall become exercisable and shall remain exercisable for one year.

(ii)       If outstanding Awards are not continued or converted as described in subsection (i) above, then on the Change in Control, such Awards shall immediately vest and settle and, in the case of Options and SARs, shall become fully exercisable.

For purposes of subsections (i) and (ii) above, no Award shall be treated as “continued or converted” on a basis consistent with the requirements of subsection (i) or (ii), as applicable, unless the stock underlying such award after such continuation or conversion consists of securities of a class that is widely held and publicly traded on a U.S. national securities exchange.

(c)       In addition, in the event of a Change in Control and to the extent not inconsistent with the provisions of Section 12(a) above or the applicable Award Agreement, the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such Change in Control, may take any one or more of the following actions:

(i)       to terminate or cancel any outstanding Award in exchange for a cash payment (and, for the avoidance of doubt, if as of the date of the Change in Control, the Committee determines that no amount would have been realized upon the exercise of the Award or other realization of the Participant’s rights, then the Award may be cancelled by the Company without payment of consideration);

(ii)       to provide for the assumption, substitution, replacement or continuation of any Award by the successor or surviving corporation (or a parent or subsidiary thereof) with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving corporation (or a parent or subsidiary thereof), and to provide for appropriate adjustments with respect to the number and type of securities (or other consideration) of the successor or surviving corporation (or a parent or subsidiary thereof), subject to any replacement awards, the terms and conditions of the replacement awards (including, without limitation, any applicable performance targets or criteria with respect thereto) and the grant, exercise or purchase price per share for the replacement awards;

(iii)       to make any other adjustments in the number and type of securities (or other consideration) subject to outstanding Awards and in the terms and conditions of outstanding Awards (including the grant or exercise price and performance criteria with respect thereto) and Awards that may be granted in the future;

(iv)       to provide that any Award shall be accelerated and become exercisable, payable and/or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v)       to cancel any unvested Award for no consideration.

Section 13. Minimum Vesting. Notwithstanding any provisions of this Plan to the contrary and except as provided in this Section 13, pursuant to Section 12 or Awards granted for services as a Director, Awards (other than replacement awards) shall not vest in full prior to the one-year anniversary of the applicable grant date; provided, however, that the following Awards shall not be subject to the foregoing minimum vesting requirement: (i) Shares delivered in lieu of fully vested cash Awards; and (ii) any additional Awards that the Committee may grant with such other vesting requirements, if any, as the Committee may establish in its sole discretion, up to five percent (5%) of the Shares available for issuance under the Plan.

Section 14. General Provisions Applicable to Awards.

(a)       Awards shall be granted for such cash or other consideration, if any, as the Committee determines; provided that in no event shall Awards be issued for less than such minimal consideration as may be required by applicable law.

(b)       Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c)       Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(d)       Except as may be permitted by the Committee or as specifically provided in an Award Agreement, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant other than by will or pursuant to Section 14(e) and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by such Participant or, if permissible under applicable law, by such Participant’s guardian or legal representative. The provisions of this Section 14(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e)       A Participant may designate a Beneficiary or change a previous Beneficiary designation only at such times as prescribed by the Committee, in its sole discretion, and only by using forms and following procedures approved or accepted by the Committee for that purpose.

(f)       All certificates for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g)       The Committee may impose restrictions on any Award with respect to non-competition, confidentiality and other restrictive covenants as it deems necessary or appropriate in its sole discretion.

Section 15. Amendments and Terminations.

(a)       Amendment or Termination of the Plan. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) subject to Section 5(e) and Section 12, the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except (x) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 19. Notwithstanding anything to the contrary in the Plan, the Committee may amend the Plan, or create sub-plans, in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.

(b)       Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award shall terminate immediately prior to the consummation of such action, unless otherwise determined by the Committee.

(c)       Terms of Awards. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that, subject to Section 5(e) and Section 12, no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except (x) to the extent any such action is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 19. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 5(e)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d)       No Repricing. Notwithstanding anything to the contrary in this Plan, except as provided in Section 5(e) or in connection with a Change in Control, no action (including the repurchase of Options or SAR Awards (in each case, that are “out of the money”) for cash and/or other property) shall directly or indirectly, through cancellation and re-grant or any other method, reduce, or have the effect of reducing, the exercise or hurdle price of any Award established at the time of grant thereof without approval of the Company’s shareholders.

Section 16. Miscellaneous.

(a)       No Employee, Consultant, Director, Participant, or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

(b)       The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Subsidiary. Further, the Company or any applicable Subsidiary may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding on the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Agreement.

(c)       Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d)       The Committee may authorize the Company to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to the Participant the amount (in cash, Shares, other Awards, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by such Participant) as may be necessary to satisfy all obligations for the payment of such taxes and, unless otherwise determined by the Committee in its discretion, to the extent such withholding would not result in liability classification of such Award (or any portion thereof) pursuant to FASB ASC Subtopic 718-10 and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity.

(e)       If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.

(f)       Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(g)       No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(h)       Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy or custom. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

Section 17. Effective Date of the Plan. The Plan shall be effective as of the Effective Date, subject to its approval by the shareholders of the Company.

Section 18. Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of (i) the 10-year anniversary of the Effective Date; (ii) the maximum number of Shares available for issuance under the Plan have been issued; or (iii) the Board terminates the Plan in accordance with Section 15(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Section 19. Cancellation or “Clawback” of Awards. The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes. Notwithstanding anything to the contrary contained herein, any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment arrangements or policies the Company has in place from time to time, and the Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to the Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards.

Section 20. Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything in the Plan to the contrary, if the Board considers a Participant to be a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and any amount hereunder is “deferred compensation” subject to Section 409A of the Code, any distribution of such amount that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code. If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by any Participant on account of non-compliance with Section 409A of the Code.

Section 21. Successors and Assigns. The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 12(b).

Section 22. Data Protection. By participating in the Plan, the Participant consents to the holding and processing of personal information provided by the Participant to the Company or any Affiliate, trustee or third party service provider, for all purposes relating to the operation of the Plan. These include:

(a)       administering and maintaining Participant records;

(b)       providing information to the Company, any Subsidiary, trustees of any employee benefit trust, registrars, brokers or third party administrators of the Plan;

(c)       providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which the Participant works; and

(d)       transferring information about the Participant to any country or territory that may not provide the same protection for the information as the Participant’s home country.

Section 23. Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

RANPAK HOLDINGS CORP. 7990 AUBURN ROAD CONCORD TOWNSHIP, OHIO 44077

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 25, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to
www.virtualshareholdermeeting.com/PACK2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 25, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D43277-P53798                  KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RANPAK HOLDINGS CORP. The Board of Directors recommends you vote FOR each of the following nominees:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
		☐	☐	☐
1. Company Proposal - Election of Directors
Nominees:
01) Thomas Corley 02) Michael Jones 03) Robert King
The Board of Directors recommends you vote FOR proposals 2 and 3:						For	Against	Abstain

2. Company Proposal - Amendment to the Company's 2019 Omnibus Incentive Plan.						☐	☐	☐

3. Company Proposal - Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.						☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

You may attend the meeting and vote during the meeting when the polls are open via the Internet. We recommend, however, that you vote before the meeting even if you plan to participate in the meeting, since you can change your vote during the meeting by voting when the polls are open. Have the information that is printed in the box marked by the arrow and follow instructions.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)		Date

F-16

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report and Proxy Statement are available at www.proxyvote.com.

D43278-P53798

RANPAK HOLDINGS CORP.

Annual Meeting of Shareholders

May 26, 2021 10:00 AM EDT

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Omar Asali, William Drew, David Murgio and Michele Smolin, or each of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of RANPAK HOLDINGS CORP. that the shareholder(s) are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM EDT on May 26, 2021, via a live webcast at www.virtualshareholdermeeting.com/PACK2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side